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                                CREDIT AGREEMENT

                           DATED AS OF MARCH 13, 1995

                                     AMONG

                               A. SCHULMAN, INC.,

                                   THE BANKS

                                      AND

                             SOCIETY NATIONAL BANK,

                           INDIVIDUALLY AND AS AGENT


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TABLE OF CONTENTS


ARTICLE I.  DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1

ARTICLE II.  AMOUNT AND TERMS OF CREDIT . . . . . . . . . . . . . . . . . . . . . . . . . .   8
   SECTION 2.1.A.  AMOUNT AND NATURE OF SYNDICATED CREDIT . . . . . . . . . . . . . . . . .   8
   SECTION 2.1.B.  BID-OPTION LOANS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
   SECTION 2.2.  CONDITIONS TO LOANS; FUNDING OF LOANS  . . . . . . . . . . . . . . . . . .  13
   SECTION 2.3.  PAYMENT ON NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
   SECTION 2.4.  PREPAYMENT; FUNDING LOSSES . . . . . . . . . . . . . . . . . . . . . . . .  15
   SECTION 2.5.  FACILITY FEES; TERMINATION OR REDUCTION  . . . . . . . . . . . . . . . . .  15
   SECTION 2.6.  WITHHOLDING TAXES  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16

ARTICLE III.  ADDITIONAL PROVISIONS RELATING TO LIBOR RATE LOANS  . . . . . . . . . . . . .  16
   SECTION 3.1.  RESERVES OR DEPOSIT REQUIREMENTS, ETC. . . . . . . . . . . . . . . . . . .  16
   SECTION 3.2.  TAX LAW, ETC.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
   SECTION 3.3.  EURODOLLAR DEPOSITS UNAVAILABLE  . . . . . . . . . . . . . . . . . . . . .  17
   SECTION 3.4.  CHANGES IN LAW - LIBOR RATE LOANS UNLAWFUL . . . . . . . . . . . . . . . .  17
   SECTION 3.5.  FUNDING  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE IV.  ADDITIONAL PROVISIONS RELATING TO RACD RATE LOANS  . . . . . . . . . . . . . .  18
   SECTION 4.1.  INCREASED COST . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
   SECTION 4.2.  QUOTED RATES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
   SECTION 4.3.  CHANGE OF LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

ARTICLE V.  CONDITIONS TO EFFECTIVENESS . . . . . . . . . . . . . . . . . . . . . . . . . .  20
   SECTION 5.1.  RESOLUTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
   SECTION 5.2.  LEGAL OPINION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
   SECTION 5.3.  CERTIFICATE OF INCUMBENCY  . . . . . . . . . . . . . . . . . . . . . . . .  20
   SECTION 5.4.  NO DEFAULT CERTIFICATE . . . . . . . . . . . . . . . . . . . . . . . . . .  20
   SECTION 5.5. NOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE VI.  AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
   SECTION 6.1.  FINANCIAL STATEMENTS AND REPORTS . . . . . . . . . . . . . . . . . . . . .  20
   SECTION 6.2.  PAYMENT OF TAXES, ASSESSMENTS, ETC.  . . . . . . . . . . . . . . . . . . .  22
   SECTION 6.3.  MAINTENANCE OF CORPORATE EXISTENCE . . . . . . . . . . . . . . . . . . . .  22
   SECTION 6.4.  MAINTENANCE OF PROPERTIES  . . . . . . . . . . . . . . . . . . . . . . . .  23
   SECTION 6.5.  MAINTENANCE OF INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . .  23
   SECTION 6.6.  KEEPING OF BOOKS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
   SECTION 6.7.  COMPLIANCE WITH GOVERNMENTAL LAW . . . . . . . . . . . . . . . . . . . . .  23
   SECTION 6.8.  ENVIRONMENTAL COMPLIANCE . . . . . . . . . . . . . . . . . . . . . . . . .  23
   SECTION 6.9.  ACCESS TO PROPERTIES . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
   SECTION 6.10.  COMPLIANCE WITH ERISA . . . . . . . . . . . . . . . . . . . . . . . . . .  24
   SECTION 6.11.  PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
   SECTION 6.12.  USE OF PROCEEDS . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
   SECTION 6.13.  NOTICE OF PROCEEDINGS . . . . . . . . . . . . . . . . . . . . . . . . . .  25


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

ARTICLE VII.  NEGATIVE COVENANTS OF THE BORROWER  . . . . . . . . . . . . . . . . . . . . .  25
   SECTION 7.1.  CON. LONG-TERM INDEBTEDNESS TO CON. TANGIBLE NETWORTH RATIO  . . . . . . .  25
   SECTION 7.2.  MINIMUM CONSOLIDATED TANGIBLE NET WORTH  . . . . . . . . . . . . . . . . .  25
   SECTION 7.3.  LIMITATION ON LIENS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
   SECTION 7.4.  CONSOLIDATIONS, MERGERS AND SOLES OF ASSETS  . . . . . . . . . . . . . . .  27

ARTICLE VIII. WARRANTIES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
   SECTION 8.1.  ORGANIZATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
   SECTION 8.2.  CORPORATE AUTHORIZATION  . . . . . . . . . . . . . . . . . . . . . . . . .  27
   SECTION 8.3.  FINANCIAL STATEMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
   SECTION 8.4.  MATERIAL ADVERSE CHANGE  . . . . . . . . . . . . . . . . . . . . . . . . .  28
   SECTION 8.5.  LITIGATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
   SECTION 8.6.  TAXES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
   SECTION 8.7.  GOVERNMENTAL AND OTHER APPROVALS . . . . . . . . . . . . . . . . . . . . .  28
   SECTION 8.8.  ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
   SECTION 8.9.  ENVIRONMENTAL COMPLIANCE . . . . . . . . . . . . . . . . . . . . . . . . .  29
   SECTION 8.10.  SOLVENCY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
   SECTION 8.11.  DEFAULTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29

ARTICLE IX.  EVENTS OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
   SECTION 9.1.  PAYMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
   SECTION 9.2.  COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
   SECTION 9.3.  WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
   SECTION 9.4.  CROSS DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
   SECTION 9.5.  JUDGMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
   SECTION 9.6.  TERMINATION OF PLAN  . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
   SECTION 9.7.  CHANGE IN CONTROL  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
   SECTION 9.8.  CONSOLIDATED SUBSIDIARY'S SOLVENCY . . . . . . . . . . . . . . . . . . . .  31
   SECTION 9.9.  BORROWER'S SOLVENCY  . . . . . . . . . . . . . . . . . . . . . . . . . . .  31

ARTICLE X.  REMEDIES UPON DEFAULT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
   SECTION 10.1.  OPTIONAL DEFAULTS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
   SECTION 10.2.  AUTOMATIC DEFAULTS  . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
   SECTION 10.3.  OFFSETS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
   SECTION 10.4.  EQUALIZATION PROVISION  . . . . . . . . . . . . . . . . . . . . . . . . .  33

ARTICLE XI.  THE AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
   SECTION 11.1.  APPOINTMENT AND AUTHORIZATION . . . . . . . . . . . . . . . . . . . . . .  33
   SECTION 11.2.  NOTE HOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
   SECTION 11.3.  CONSULTATION WITH COUNSEL . . . . . . . . . . . . . . . . . . . . . . . .  33
   SECTION 11.4.  DOCUMENTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
   SECTION 11.5.  AGENT AND AFFILIATES  . . . . . . . . . . . . . . . . . . . . . . . . . .  34
   SECTION 11.6.  KNOWLEDGE OF DEFAULT  . . . . . . . . . . . . . . . . . . . . . . . . . .  34
   SECTION 11.7.  ACTION BY AGENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
   SECTION 11.8.  NOTICES, DEFAULT, ETC.  . . . . . . . . . . . . . . . . . . . . . . . . .  34
   SECTION 11.9.  INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34
   SECTION 11.10.  SUCCESSOR AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  34


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
ARTICLE XII.  MISCELLANEOUS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
   SECTION 12.1.  BANKS' INDEPENDENT INVESTIGATION  . . . . . . . . . . . . . . . . . . . .  35
   SECTION 12.2.  NO WAIVER; CUMULATIVE REMEDIES  . . . . . . . . . . . . . . . . . . . . .  35
   SECTION 12.3.  AMENDMENTS, CONSENTS  . . . . . . . . . . . . . . . . . . . . . . . . . .  35
   SECTION 12.4.  NOTICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
   SECTION 12.5.  COSTS, EXPENSES AND TAXES, INDEMNIFICATION  . . . . . . . . . . . . . . .  36
   SECTION 12.6.  CAPITAL ADEQUACY  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
   SECTION 12.7.  OBLIGATIONS SEVERAL; NO FIDUCIARY OBLIGATIONS . . . . . . . . . . . . . .  37
   SECTION 12.8.  EXECUTION IN COUNTERPARTS . . . . . . . . . . . . . . . . . . . . . . . .  37
   SECTION 12.9.  BINDING EFFECT; ASSIGNMENT; PARTICIPATION . . . . . . . . . . . . . . . .  37
   SECTION 12.10.  GOVERNING LAW  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
   SECTION 12.11.  SEVERABILITY OF PROVISIONS; CAPTIONS . . . . . . . . . . . . . . . . . .  39
   SECTION 12.12.  PURPOSE  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
   SECTION 12.13.  ENTIRETY AGREEMENT . . . . . . . . . . . . . . . . . . . . . . . . . . .  39
   SECTION 12.14.  PRIOR AGREEMENT SUPERCEDED . . . . . . . . . . . . . . . . . . . . . . .  39
   SECTION 12.15.  JURY TRIAL WAIVER  . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

ANNEX A . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42

EXHIBIT A   REVOLVING CREDIT NOTE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  43
EXHIBIT B   BID-OPTION NOTE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
EXHIBIT C   BID-OPTION QUOTE REQUEST  . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
EXHIBIT D   INVITATION FOR BID-OPTION QUOTES  . . . . . . . . . . . . . . . . . . . . . . .  48
EXHIBIT E   BID-OPTION QUOTES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49


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                        C R E D I T   A G R E E M E N T


         Credit agreement, effective as of March 13, 1995, between A. SCHULMAN, INC., a Delaware corporation (hereinafter sometimes called the "Borrower"), the Banking Institutions named in Annex A attached hereto and made a part hereof (hereinafter sometimes collectively called the "Banks" and individually "Bank") and SOCIETY NATIONAL BANK, Cleveland, Ohio, as Agent for the Banks under this credit agreement (hereinafter sometimes called the "Agent"),

                                  WITNESSETH:

         WHEREAS, the Borrower and the Banks desire to contract for the establishment of credits in the aggregate principal amounts hereinafter set forth, to be made available to the Borrower upon the terms and subject to the conditions hereinafter set forth;

         NOW, THEREFORE, it is mutually agreed as follows:

                            ARTICLE I.  DEFINITIONS

         As used in this credit agreement, the following terms shall have the following meanings:

         "ADVANTAGE" shall mean any payment (whether made voluntarily or involuntarily, by offset of any deposit or other indebtedness or otherwise) received by any Bank in respect of any Syndicated Loan if such payment results in that Bank having a lesser share of the aggregate of all Syndicated Loans than was the case immediately before such payment.

         "ASSESSMENT RATE" shall mean, for any RACD Interest Period for any RACD Rate Loan, the annual assessment rate on the first day of such Interest Period for determining the then current annual assessment payable by the Agent to the Federal Deposit Insurance Corporation (or any successor) for insuring U.S. dollar deposits of the Agent in the United States.

         "BID OPTION INTEREST PERIOD" shall mean the period commencing on the date of each Bid-Option Loan and ending on the date requested by Borrower in the applicable Bid-Option Quote Request, which date shall not be more than ninety (90) days after the date of such Bid-Option Loan; and provided that

         (i) any such Interest Period that would otherwise end on a day that is not a Cleveland Banking Day shall be extended to the next succeeding Cleveland Banking Day; and

         (ii)    no such Interest Period may end after the Termination Date .

         "BID-OPTION LOANS" shall mean all Loans made pursuant to Section 2.1.B. hereof.

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

         "BID-OPTION NOTE" or "BID-OPTION NOTES" shall mean a note or notes executed and delivered pursuant to Section 2.1.B. hereof.

         "BID-OPTION QUOTE" shall mean an offer by a Bank to make a Bid-Option Loan in accordance with Section 2.1.B. hereof.

         "BID-OPTION REQUEST" shall have the meaning ascribed thereto in Subsection 2.1.B. hereof.

         "CLEVELAND BANKING DAY" shall mean  any day other than (i) a Saturday,
(ii) a Sunday, (iii) a day on which banking institutions in Cleveland, Ohio are required or authorized by law or executive order to be closed, and if the applicable day relates to a Libor Rate Loan, a day on which dealings in dollar deposits are also carried on in the London interbank market and banks are open for business in London.

         "COMMITMENT" shall mean the obligation hereunder of each Bank to make Loans up to the amount set opposite such Bank's name under the column headed "Maximum Amount" as set forth in Annex A hereof during the Commitment Period (or such lesser amount as shall be determined pursuant to Section 2.5 hereof).

         "COMMITMENT PERIOD" shall mean the period from the Effective Date hereof to the Termination Date.

         "CONSOLIDATED LONG-TERM INDEBTEDNESS" shall mean all Indebtedness of the Borrower and its Consolidated Subsidiaries maturing more than one year from the date of determination in accordance with generally accepted accounting principles, excluding, however, pension reserves under F.A.S.B. 87, Indebtedness arising from deferred compensation agreements between the Borrower and officers of the Borrower, and health care and life insurance reserves under F.A.S.B. 106.

         "CONSOLIDATED SUBSIDIARY" shall mean at any date any Subsidiary or other entity the accounts of which would be consolidated with those of the Borrower in its consolidated financial statements as of such date.

         "CONSOLIDATED TANGIBLE NET WORTH" shall mean the sum of the capital stock, capital surplus and retained earnings of the Borrower and its Consolidated Subsidiaries, after eliminating all intercompany items and excluding from stockholders' equity the account "cumulative foreign currency translation adjustments", but otherwise determined in accordance with generally accepted accounting principles, minus the sum of the following (without duplication of deductions in respect of items already deducted in arriving at surplus and retained earnings): the book value of all assets which would be treated as intangibles under generally accepted accounting principles as in effect on the date hereof, including without limitation goodwill, trademarks, tradenames, copyrights, patents and unamortized debt discount and expense; and minority interests in subsidiaries.

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

         "CONSOLIDATED TOTAL ASSETS" shall mean Total Assets of the Borrower and its Consolidated Subsidiaries.

         "CONTROLLED GROUP" shall mean a controlled group of corporations as defined in Section 1563 of the Internal Revenue Code of 1986, as may be amended from time to time, of which Borrower or any Subsidiary is a part.

         "DEBT" shall mean, collectively, all indebtedness incurred by Borrower to the Banks pursuant to this credit agreement and includes the principal of and interest on all Notes and each extension, renewal or refinancing thereof in whole or in part, the commitment fees and any prepayment premium payable hereunder.

         "EFFECTIVE DATE" shall mean March 13, 1995.

         "ENVIRONMENTAL LAWS" shall mean all provisions of law, statutes, ordinances, rules, regulations, permits, licenses, judgments, writs, injunctions, decrees, orders, awards and standards promulgated by the government of the United States of America or by any state or municipality thereof or by any court, agency, instrumentality, regulatory authority or commission of any of the foregoing concerning health, safety and protection of, or regulation of the discharge of substances into, the environment.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

         "EUROCURRENCY LIABILITIES" has the meaning assigned to that term in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "GUARANTEE" by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Indebtedness or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (ii) entered into for the purpose of assuring in any other manner the obligee of such Indebtedness or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term "Guarantee" used as a verb has a corresponding meaning.

         "INDEBTEDNESS" shall mean all items (other than capital stock, capital surplus, retained earnings, deferred taxes and the account "cumulative foreign current translation adjustments" included in stockholders' equity) which in accordance with generally accepted accounting principles would be included in determining total liabilities as shown on the liability side of a balance sheet as at the date on which Indebtedness is to be determined, including, but not limited to, (i) indebtedness, obligations and liabilities secured by a Lien or capital lease existing on property owned by the Borrower or its Consolidated Subsidiaries whether or not the indebtedness, obligation or liability secured thereby shall have been assumed and (ii) all Guarantees of the Borrower or its Consolidated Subsidiaries.

         "INTEREST ADJUSTMENT DATE" shall mean the last day of each Libor Interest Period or RACD Interest Period, as the case may be.

         "INTEREST PERIOD" shall mean a Bid-Option Interest Period, a Libor Interest Period, or a RACD Interest Period, as the case may be.

         "INVITATION FOR BID-OPTION QUOTES" shall mean an invitation for Bid-Option Quotes in the form referred to in Subsection 2.1.B.

         "LIBOR INTEREST PERIOD" shall mean a period of one, two, three or six months (as selected by the Borrower) commencing on the applicable borrowing or conversion date of each Libor Rate Loan and on each Interest Adjustment Date with respect thereto; provided, however, that if any such period would be affected by a reduction in Commitment as provided in Section 2.5 hereof, prepayment or conversion rights as provided in Sections 3.1, 3.2 and 3.4 hereof or maturity of Libor Rate Loans as provided in Section 2.1.A. hereof, such period shall be shortened to end on such date. If the Borrower fails to select a new Libor Interest Period with respect to an outstanding Libor Rate Loan at least two (2) Cleveland Banking Days prior to any Interest Adjustment Date, the Borrower shall be deemed to have elected to convert such LIBOR Rate Loan into a Prime Rate Loan effective as of the day following the Interest Adjustment Date.

         "LIBOR MARGIN" shall mean a rate per annum of one-quarter of one percent (1/4 of 1%).

         "LIBOR RATE" shall mean, for any Libor Interest Period for any Libor Rate Loan, an interest rate per annum (rounded upwards to the next higher whole multiple of 1/16% if such rate is not such a multiple) equal at all times during such Interest Period to the quotient of (a) the rate per annum (rounded upwards to the next higher whole multiple of 1/16% if such rate is not such a multiple) at which deposits in United States dollars are offered at 11:00 a.m. (London, England time) (or as soon thereafter as is reasonably practicable) by prime banks in the London interbank eurodollar market to Agent two (2) Cleveland Banking Days prior to the first day of such Interest Period in an amount and maturity of the Libor Rate Loan, divided by (b) a number equal to
1.00 minus the aggregate (without duplication) of the rates (expressed as a decimal fraction) of the Libor Reserve Requirements current on the date two (2) Cleveland Banking Days prior to the first day of such Interest Period. The Libor Rate shall be adjusted automatically on and as of the effective date of any change in the Libor Reserve Requirements.

         "LIBOR RATE LOAN" shall mean any Loan that bears interest with reference to the Libor Rate.

         "LIBOR RESERVE REQUIREMENTS" shall mean, for any Libor Interest Period for any Libor Rate Loan, the maximum reserves (whether basic, supplemental, marginal, emergency, or otherwise) prescribed by the Board of Governors of the Federal Reserve System (or any successor) with respect to liabilities or assets consisting of or including "Eurocurrency liabilities" having a term equal to such Interest Period.

         "LIEN" shall have the meaning set forth in Section 7.5 hereof.

         "LOAN" shall mean a Bid-Option Loan, a Libor Rate Loan, a Prime Rate Loan or a RACD Rate Loan, as the case may be.


         "NOTE" or "NOTES" shall mean the Bid-Option Notes and the Syndicated Notes.

         "PBGC" shall mean the Pension Benefit Guaranty Corporation or any entity succeeding to any or all of its functions under ERISA.

         "PERSON" shall mean an individual, a corporation, a partnership, an association, a trust or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

         "PLAN" shall mean any employee pension benefit plan subject to Title IV of the ERISA established or maintained by Borrower, any Subsidiary, or any member of the Controlled Group, or any such Plan to which Borrower, any Subsidiary, or any member of the Controlled Group is required to contribute on behalf of any of its employees.

         "POSSIBLE DEFAULT" shall mean an event, condition or thing which constitutes, or which with the lapse of any applicable grace period or the giving of notice or both would constitute, any event of default referred to in
Article IX hereof and which has not been appropriately waived by the Banks in writing.

         "PRIME RATE" shall mean that interest rate established from time to time by Agent as Agent's Prime Rate, whether or not such rate is publicly announced; the Prime Rate may not be the lowest interest rate charged by Agent for commercial or other extensions of credit.

         "PRIME RATE LOANS" shall mean any Loan that bears interest with reference to the Prime Rate.

         "RACD FIXED RATE" shall mean a rate per annum equal to the sum of the RACD Margin plus the RACD Rate.

         "RACD INTEREST PERIOD" shall mean a period of 30, 60, 90 or 180 days (as selected by the Borrower) commencing on the applicable borrowing date of each RACD Rate Loan and on each Interest Adjustment Date with respect thereto; provided, however, that if any such period would be affected by a reduction in Commitment as provided in Section 2.5 hereof, prepayment or conversion rights as provided in Sections 4.1 and 4.3 hereof, or maturity of RACD Rate Loans as provided in Section 2.1 hereof, such period shall be shortened to end on such date. If the

Borrower fails to select a new RACD Interest Period with respect to an outstanding RACD Rate Loan at least one Cleveland Banking Day prior to any Interest Adjustment Date, the Borrower shall be deemed to have elected to convert such RACD Rate Loan into a Prime Rate Loan effective as of the day following the Interest Adjustment Date.

         "RACD MARGIN" shall mean three-eighths per cent (3/8 of 1%) for all RACD Rate Loans obtained by Borrower pursuant to Section 2.1.A.

         "RACD RATE" means, for any RACD Interest Period for any RACD Rate Loan, an interest rate per annum (rounded upwards to the next higher whole multiple of 1/100 of 1% if such rate is not such a multiple) equal at all time during such Interest Period equal to the sum of (a) the Assessment Rate plus
(b) the quotient of (i) the rate per annum determined by the Agent to be the average (rounded upwards to the next higher whole multiple of 1/100 of 1% if such rate is not such a multiple) of the bid rates per annum, at 9:00 a.m. (Cleveland, Ohio time) (or as soon thereafter as is practicable) on the first day of such Interest Period, of at least two New York certificate of deposit dealers of recognized standing selected by the Agent for the purchase at face value of certificates of deposit of the Agent in an amount substantially equal to the principal amount of the RACD Rate Loan of Agent to which such Interest Period is to apply and with a maturity equal to such Interest Period, divided by (ii) a number equal to 1.00 minus the aggregate (without duplication) of the rates (expressed as a decimal fraction) of the RACD Reserve Requirements current on the first day of such Interest Period. The RACD Rate shall be automatically adjusted on and as of the effective date of any change in the Assessment Rate or RACD Reserve Requirements.

         "RACD RATE LOAN" means any Loan that bears interest with reference to the RACD Fixed Rate.

         "RACD RESERVE REQUIREMENTS" shall mean for any day that percentage (expressed as a decimal) which is in effect on such day, as prescribed by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, all basic, supplemental, marginal and other reserves and taking into account any transitional adjustments or other scheduled changes in reserve requirements) for a member bank of the Federal Reserve System in Cleveland, Ohio, in respect of new nonpersonal time deposits in dollars in the United States, having a maturity comparable to the related RACD Interest Period and in an amount of One Hundred Thousand Dollars ($100,000.00) or more.

         "REFUNDING BORROWING" shall mean a Loan which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Syndicated Loans made by any Bank.

         "REGULATION U" shall mean Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

         "REGULATORY CHANGE" shall mean, as to any Bank, any change in United States federal, state or foreign laws or regulations or the adoption or making of any interpretations, directives or requests of or under any United States federal, state or foreign laws or regulations (whether or not having the force of law) by any court or governmental authority charged with the interpretation or administration thereof, excluding, however, any such change which results in an adjustment of the Assessment Rate or the RACD Reserve Requirement and the effect of which is reflected in a change in the RACD Rate.

         "RELATED WRITING" shall mean any Note, assignment, mortgage, security agreement, guaranty agreement, subordination agreement, financial statement, audit report or other writing furnished by Borrower or any of its officers to the Banks pursuant to or otherwise in connection with this credit agreement.

         "REPORTABLE EVENT" shall mean a reportable event as that term is defined in Title IV of ERISA, except actions of general applicability by the Secretary of Labor under Section 110 of such Act.

         "REQUIRED BANKS" shall mean Banks having at least fifty-one percent (51%) of the Commitments, or if the Commitments have expired or terminated, holding Notes evidencing at least fifty-one percent (51%) of the aggregate unpaid principal amounts of the Loan.

         "SUBSIDIARY" shall mean any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by the Borrower.

         "SYNDICATED LOANS" shall mean all Loans made pursuant to Section 2.1.A. hereof.

         "SYNDICATED NOTE" or "SYNDICATED NOTES" shall mean a note or notes executed and delivered pursuant to Section 2.1.A. hereof.

         "TERMINATION DATE" shall mean February 28, 2000.

         "TOTAL ASSETS" shall mean total assets of the Person determined in accordance with generally accepted accounting principles.

         "UNFUNDED VESTED LIABILITIES" shall mean, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

         "WHOLLY-OWNED CONSOLIDATED SUBSIDIARY" shall mean any Consolidated Subsidiary all of the shares of capital stock or other ownership interests of which (except directors' qualifying shares) are at the time directly or indirectly owned by the Borrower.

                 Any accounting term not specifically defined in this Article I shall have the meaning ascribed thereto by generally accepted accounting principles not inconsistent with Borrower's present accounting procedures.

                 The foregoing definitions shall be applicable to the singulars and plurals of the foregoing defined terms.

                    ARTICLE II.  AMOUNT AND TERMS OF CREDIT

         SECTION 2.1.A. AMOUNT AND NATURE OF SYNDICATED CREDIT. Subject to the terms and provisions of this credit agreement each Bank will participate to the extent hereinafter provided in making Syndicated Loans to the Borrower in such aggregate amount as the Borrower shall request; provided, however, that in no event shall the aggregate principal amount of all Loans outstanding under this credit agreement be in excess of Seventy-Five Million Dollars ($75,000,000).

         Each Bank, for itself and not one for any other, agrees to participate in Syndicated Loans made hereunder on such basis that (a) immediately after the completion of any Syndicated Loan by the Borrower hereunder the aggregate principal amount then outstanding on Syndicated Notes issued to such Bank shall not be in excess of the amount shown opposite the name of such Bank under the column headed "Maximum Amount" as set forth in Annex A hereto for the Commitment Period and (b) such aggregate principal amount outstanding on Syndicated Notes issued to such Bank shall represent that percentage of the aggregate principal amount then outstanding on all Syndicated Notes (including the Syndicated Notes held by such Bank) which is shown opposite the name of such Bank under the column headed "Percentage" in Annex A hereto.

         Each borrowing from, and reduction of Commitments of, the Banks hereunder shall be made pro rata according to their respective Commitments. The aforementioned Syndicated Loans may be made as follows:

                 Subject to the terms and conditions of this credit agreement, from the Effective Date to, but excluding the Termination Date, each Bank will make a Syndicated Loan or Syndicated Loans to the Borrower in such amount or amounts as the Borrower may from time to time request but not exceeding in aggregate principal amount at any one time outstanding hereunder the Commitment of such Bank. The Borrower shall have the option, subject to the terms and conditions set forth herein, to borrow hereunder up to the Commitment by means of any combination of (i) Prime Rate Loans , bearing interest at a rate per annum which shall be the Prime Rate from time to time in effect and drawn down in aggregate amounts of not less than One Million Dollars ($1,000,000) or any higher multiple of $100,000 (except that any such borrowing in excess of $1,000,000 may be in the aggregate amount of the unused Commitments), (ii) Libor Rate Loans maturing at the end of the applicable Libor Interest Period, but in no event later than February 28, 2000, drawn down in aggregate amounts of not less than One Million Dollars ($1,000,000) or any higher multiple of $100,000 (except that any such borrowing in excess of $1,000,000 may be in the aggregate amount of the unused Commitments), bearing interest at a rate per annum which shall be the Libor Rate plus the LIBOR Margin, or (iii) RACD Rate Loans maturing at the end of the applicable RACD Interest Period, but in no event later than the Termination Date, drawn down in aggregate amounts of not less than One Million Dollars ($1,000,000) or any higher multiple of $100,000 (except that any such borrowing in excess of $1,000,000 may be in the aggregate amount of the unused Commitments), bearing interest at a rate per annum equal to the applicable RACD Fixed Rate.

         The Borrower shall pay interest (based on a year having 365 or 366 days, as the case may be, and calculated for the actual number of days elapsed) on the unpaid principal amount of Prime Rate Loans outstanding from time to time from the date thereof until paid, payable on each March 31, June 30, September 30, and December 31 of each year and on the Termination Date , at a rate per annum which shall be the Prime Rate from time to time in effect. The Borrower shall pay interest (based on a year having 360 days and calculated for the actual number of days elapsed) at a fixed rate for each Libor Interest Period on the unpaid principal amount of Libor Rate Loans outstanding from time to time from the date thereof until paid, payable on each Interest Adjustment Date with respect to a Libor Interest Period; provided that if a Libor Interest Period exceeds three (3) months, the interest must be paid every three (3) months from the beginning of such Interest Period, at the rate per annum which shall be the Libor Rate plus the LIBOR Margin, fixed in advance of each Libor Interest Period as herein provided for each such Libor Interest Period. The Borrower shall pay interest (based on a year having 360 days and calculated for the actual number of days elapsed) at a fixed rate for each RACD Interest Period on the unpaid principal amount of RACD Rate Loans outstanding from time to time from the date thereof until paid, payable on each Interest Adjustment Date with respect to a RACD Interest Period, at a rate per annum equal to the applicable RACD Fixed Rate, fixed in advance of each RACD Interest Period as herein provided for each such RACD Interest Period; provided that if any portion of any RACD Rate Loan shall have a RACD Interest Period of less than thirty (30) days, such portion shall bear interest during such RACD Interest Period at the rate per annum which would apply if such portion were a Prime Rate Loan, and further provided that if a RACD Interest Period exceeds ninety
(90) days, the interest must be paid every ninety (90) days from the beginning of such RACD Interest Period.

         At the request of the Borrower, and provided no event of default exists hereunder, the Banks shall convert Prime Rate Loans to Libor Rate Loans or RACD Rate Loans at any time, and shall convert Libor Rate Loans or RACD Rate Loans to any other type of Loans permitted by this Section 2.1.A. on any Interest Adjustment Date applicable to the Libor Rate Loan or RACD Rate Loan, as the case may be, but each request for Loans under this Section 2.1.A must either be for Prime Rate Loans or RACD Rate Loans or Libor Rate Loans. The obligation of the Borrower to repay the Prime Rate Loans, RACD Rate Loans and Libor Rate Loans made by each Bank pursuant to this Section 2.1.A. and to pay interest thereon shall be evidenced by a Syndicated Note of the Borrower substantially in the form of Exhibit A hereto, with appropriate insertions, dated the date of this credit agreement and payable to the order of such Bank on the Termination Date in the principal amount of its Commitment, or if less, the aggregate unpaid principal amount of Syndicated Loans made hereunder by such Bank. The principal amount of the Prime Rate Loans, RACD Rate Loans and Libor Rate Loans made by each Bank and prepayments thereof and the applicable dates with respect thereto shall be recorded by such Bank from time to time on any ledger or other record of such Bank or such Bank shall record such information by such other method as such Bank may generally employ; provided, however, that failure to make any such record shall in no way detract from Borrower's obligations under such Syndicated Note. The aggregate unpaid amount of the Loans shown on the aforesaid records of such Bank shall be rebuttably presumptive evidence of the principal amount owing and unpaid on such Syndicated Note. If any Syndicated Note shall not be paid at maturity, whether such maturity occurs by reason of lapse of time or by operation of any provision of acceleration of maturity therein contained, the principal thereof and the unpaid interest thereon shall bear interest, until paid, for Prime Rate Loans and RACD Rate Loans at a rate per annum which shall be two and five-eighths per cent (2-5/8%) in excess of the Prime Rate from time to time in effect and for Libor Rate Loans at a rate per annum two and one-half per cent (2-1/2%) in excess of the Libor Rate for the relevant Libor Interest Period. Subject to the provisions of this credit agreement the Borrower shall be entitled under this
Section 2.1.A. to borrow funds, repay the same in whole or in part and reborrow hereunder at any time and from time to time.

         SECTION 2.1.B.  BID-OPTION LOANS.

         (a) The Bid-Option. From the Effective Date to but excluding the Termination Date, of the Commitment Period, the Borrower may, as set forth in this Section 2.1.B., request the Banks to make offers to make Bid-Option Loans to Borrower. Each Bank may, but shall have no obligation to, make such offers and Borrower may, but shall have no obligation to, accept any such offers, in the manner set forth in this Section 2.1.B.; furthermore, each Bank may limit the aggregate amount of Bid-Option Loans when quoting rates for more than one Bid-Option Interest Period in any Bid-Option Quote, provided that such limitation shall not be less than the minimum amounts required hereunder for Bid-Option Loans and the Borrower may choose among the Bid-Option Loans if such limitation is imposed; provided, that the aggregate outstanding principal amount of Bid-Option Loans shall not at any time exceed the excess of (i) the aggregate amount of the Commitments over (ii) the sum of the aggregate outstanding principal amount of Syndicated Loans; and, provided further, that no Bank may make Bid-Option Loans in an aggregate principal amount that exceeds the amount of its Commitment to make Syndicated Loans under Section 2.1.A. hereof.

         (b) Bid-Option Quote Request. When the Borrower wishes to request offers to make Bid-Option Loans under this Section 2.1.B., it shall transmit to the Agent by telex or telecopy a Bid-Option Quote Request substantially in the form of Exhibit C hereto so as to be received no later than 11:00 a.m. Cleveland time on the Cleveland Banking Day next preceding the date of the Loan proposed therein specifying:

         (i) the proposed date of the Bid-Option Loan, which shall be a Cleveland Banking Day;
         (ii) the aggregate amount of such Bid-Option Loan, which shall be a minimum of $1,000,000 or a larger multiple thereof; and
         (iii) the duration of the Bid-Option Interest Period applicable thereto.

         (c) Invitation for Bid-Option Quotes. Promptly upon receipt of a Bid-Option Quote Request, the Agent shall send to the Banks by telecopy an Invitation for Bid-Option Quotes substantially in the form of Exhibit D hereto, which shall constitute an invitation by the Borrower to each Bank to submit Bid-Option Quotes offering to make the Bid-Option Loans to which such Bid-Option Quote Request relates in accordance with this Section 2.1.B.

         (d)     Submission and Contents of Bid-Option Quotes.

         (i) Each Bank may submit a Bid-Option Quote containing an offer or offers to make Bid-Option Loans in response to any Invitation for Bid-Option Quotes. Each Bid-Option Quote must comply with the requirements of this subsection (d) and must be submitted to the Agent by telecopy not later than 10:00 a.m. Cleveland time on the proposed date of the Loan. Agent may submit a Bid Option Quote provided that Agent notify Borrower of the terms of such Bid-Option Quote no later than 9:45 a.m. Cleveland time on the proposed date of the Loan. Subject to Article IX, any Bid- Option Quote so made shall be irrevocable except with the written consent of the Agent given on the instructions of the Borrower.

         (ii) Each Bid-Option Quote shall be in substantially the form of Exhibit E hereto and shall in any case specify:

                 (A)      the proposed date of the Loan;

                 (B) the principal amount of the Bid-Option Loan for which each such offer is being made, which principal amount
                          (x) must be in a minimum of $1,000,000 or a larger multiple of $1,000,000, and (y) may not exceed the principal amount of the Bid-Option Loans for which offers were requested;

                 (C) the Interest Period(s) for which each such Bid-Option Rate is offered;

                 (D) the rate of interest per annum (rounded to the nearest 1/100 of 1%) (the "Bid-Option Rate") offered for each such Bid-Option Loan; and

                 (E)      the identity of the quoting Bank.

         (iii)   Any Bid-Option Quote shall be disregarded if it:

                 (A) is not substantially in the form of Exhibit E hereto or does not specify all of the information required by clause (ii) of this subsection (d);

                 (B)      contains qualifying, conditional or similar language;

                 (C) proposes terms other than or in addition to those set forth in the applicable Invitation for Bid-Option Quotes;

                 (D) arrives after the time set forth in subsection (d) above; or

                 (E) would cause the submitting Bank to exceed its limit on Bid-Option Loans set forth herein;

                 provided that a Bid-Option Quote shall not be disregarded pursuant to clause (iii)(B) or (C) above solely because it contains an indication that an allocation that might otherwise be made to it pursuant to Section 2.1.B.(g) would be unacceptable.

         (e) Notice to Borrower. The Agent shall promptly notify the Borrower of the terms of any Bid-Option Quote submitted by a Bank that is in accordance with Subsection 2.1.B.(d)(ii). Any Bid-Option Quote not made in accordance with Subsection 2.1.B.(d)(ii) shall be disregarded by the Agent. The Agent's notice to the Borrower shall specify

         (i) the aggregate principal amount of Bid-Option Loans for which offers have been received for each Bid-Option Interest Period specified in the related Bid-Option Quote Request, and

         (ii) the respective principal amounts and respective Bid-Option Rates so offered.

         (f) Acceptance and Notice by Borrower. Not later than 11:00 a.m. Cleveland time on the proposed date of a Loan, the Borrower shall notify the Agent of the Borrower's acceptance or non-acceptance of the offers so notified to it pursuant to subsection 2.1.B.(e) and the Agent shall, promptly upon receiving such notice from the Borrower, notify each Bank that a Bid-Option Quote has been accepted. In the case of acceptance, such notice (a "Notice of Bid-Option Loan") shall specify the aggregate principal amount of offers for the applicable Interest Period(s) that have been accepted. The Borrower may accept any Bid-Option Quote in whole or in part; provided that:

         (i) the aggregate principal amount of each Bid-Option Loan may not exceed the applicable amount set forth in the related Bid-Option Quote Request for the applicable Bid-Option Interest Period;

         (ii) the principal amount of each Bid-Option Loan must be a minimum of $1,000,000 or a larger multiple thereof.

         (iii) acceptance of offers may only be made on the basis of ascending Bid-Option Rates; and

         (iv) the Borrower may not accept any offer that is described in subsection 2.1.B.(d)(iii) or that otherwise fails to comply with the requirements of this credit agreement.

         (g) Allocation by Agent. If offers are made by two or more Banks with the same Bid-Option Rates for a greater aggregate principal amount than the amount in respect of which offers are accepted for the related Interest Period, the principal amount of Bid-Option Loans in respect of which such offers are accepted shall be allocated by the Agent among such Banks as nearly as possible (in such multiples, not greater than $100,000, as the Agent may deem appropriate) in proportion to the aggregate principal amount of such offers. Determinations by the Agent of the amounts of Bid-Option Loans shall be conclusive in the absence of manifest error.


         (h) Effect on Facility Fees. Notwithstanding anything in this credit agreement to the contrary, the sum of the aggregate outstanding principal amount of all Syndicated Loans plus all Bid-Option Loans shall not at any time exceed the aggregate amount of the Commitments of all Banks. Each Bank's obligation to make its pro rata portion of any subsequently requested Syndicated Loan shall not be affected by the making by such Bank of a Bid-Option Loan, and the Bank which has outstanding Bid-Option Loans may be obligated to exceed its Commitment, provided, that, Bid-Option Loans made by any Bank shall not affect such Bank's ratable share of the facility fees paid by Borrower pursuant to
Section 2.5 hereof nor reduce Borrower's obligation to pay such fees .

         SECTION 2.2.  CONDITIONS TO LOANS;. FUNDING OF LOANS   (a) The
obligation of each Bank to make the Loans hereunder is conditioned, in the case of each borrowing hereunder, upon (i) in the case of Syndicated Loans, receipt by the Agent of same Cleveland Banking Day's notice from the Borrower by 11:00 a.m. Cleveland time of the proposed date and aggregate amount of the borrowing of any Prime Rate Loans, two (2) Cleveland Banking Day's notice from the Borrower by 11:00 a.m. Cleveland time of the proposed date, aggregate amount and initial RACD Interest Period for any RACD Rate Loans and three (3) Cleveland Banking Days' notice from the Borrower by 11:00 a.m. Cleveland time of the proposed date, aggregate amount and initial Libor Interest Period for any Libor Rate Loans, of which date, amount and initial Libor Interest Period or initial RACD Interest Period (if applicable) the Agent shall notify each Bank promptly upon the receipt of such notice; and on which date each Bank shall provide the Agent not later than 12:00 Noon Cleveland time, with the amount in federal or other immediately available funds, required of it; (ii) the fact that no Possible Default shall then exist or immediately after the loan would exist; and (iii) the fact that the representations and warranties contained in Article VIII hereof shall be true and correct in all material respects with the same force and effect as if made on and as of the date of such borrowing (except to the extent that any thereof expressly relate to an earlier date, and, except in the case of a Refunding Borrowing, the representation and warranty set forth in Section 8.4 as to any material adverse change which has theretofore been disclosed in writing by the Borrower to the Banks). Each borrowing by the Borrower hereunder shall be deemed to be a representation and warranty by the Borrower as of the date of such borrowing as to the facts specified in (ii) and (iii) above. The Agent shall promptly notify the Borrower in writing (with a copy to each of the Banks) of the applicable interest rate pertaining to each Syndicated Loan obtained hereunder (other than Prime Rate Loans).


         (b) Not later than 12:00 Noon, Cleveland time on the date of each Loan, each Bank that is to participate therein shall (except as provided in subsection (c) of this Section) make available its share (if any) of such Loan, in federal or other funds immediately available in Cleveland, to the Agent at its address specified pursuant to Section 12.4. Unless the Agent determines that any applicable condition specified in Section 2.2(a) has not been satisfied, the Agent, subject to the provisions of this Agreement, will make the funds so received from the Banks available to the Borrower at the Agent's aforesaid address. Unless the Agent shall have received notice from any Bank that is to participate in a Loan prior to the date such Loan is to be made under this Section that such Bank will not make available to the Agent such Bank's share (if any) of such Loan, the Agent may assume that such Bank has made such Bank's share available to the Agent on the date such Loan is to be made. If and to the extent such Bank shall not have so made its share available to the Agent, the Agent may (but shall not be obligated to) make such amount available to the Borrower, and such Bank and the Borrower severally agree to pay to the Agent forthwith on demand such amount together with interest thereon, for each day from the date such amount together with interest thereon, for each day from the date such amount is made available to the Borrower by the Agent until the date such amount is repaid to the Agent, at a rate per annum equal to the interest rate applicable to such Loan during such period. If such Bank shall pay such amount to the Agent together with interest, such amount so paid shall constitute a Loan by such Bank as a part of the related borrowing for purposes of this Agreement. The failure of any Bank to make its share of any such Loan available to the Agent shall not relieve any other Bank of its obligations to make available its share of such Borrowing on the date such Loan is requested to be made, but no Bank shall be responsible for failure of any other Bank to make such share available to the Agent on the date of any such Loan.

         (c) If any Bank makes a new Loan hereunder on a day on which the Borrower is to repay all or any part of an outstanding Loan from such Bank, such Bank shall apply the proceeds of its new Loan to make such repayment and only an amount equal to the difference (if any) between the amount being borrowed and the amount being repaid shall be made available by such Bank to the Agent as provided in subsection (b) of this Section, or remitted by the Borrower to the Agent as provided in Section 2.3, as the case may be.

         SECTION 2.3. PAYMENT ON NOTES, ETC. All payments of principal, interest and commitment fees with respect to the Loans shall be made to the Agent in immediately available funds for the account of the Banks, and the Agent forthwith shall distribute to each Bank its ratable share of the amount of principal, interest and fees received by it for the account of such Bank. Each Bank shall endorse on a ledger or other record of such Bank pertaining to each Note held by it, appropriate notations evidencing each payment of principal made thereon or shall record such principal payment by such other method as such Bank may generally employ; provided, however, that failure to make any such entry shall in no way detract from or add to Borrower's obligations under each such Note. Whenever any payment to be made hereunder, including without limitation any payment to be made on any Note, shall be stated to be due on a day which is not a Cleveland Banking Day, such payment shall be made on the next succeeding Cleveland Banking Day and such extension of time shall in each case be included in the computation of the interest payable on such Note; provided, however, that with respect to any Libor Rate Loan, if the next succeeding Cleveland Banking Day falls in the succeeding calendar month, such payment shall be made on the preceding Cleveland Banking Day and the relevant Interest Period shall be adjusted accordingly.

         SECTION 2.4. PREPAYMENT; FUNDING LOSSES. The Borrower shall have the right at any time or from time to time, upon one (1) Cleveland Banking Day's prior written notice to the Agent, to prepay the Prime Rate Loans in whole at any time, or from time to time in part in amounts aggregating One Million Dollars ($1,000,000) or any larger multiple of $100,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay the Prime Rate Loans of the Banks in proportion to their respective Commitments. Except as provided in Article III hereof, the Borrower may not prepay all or any portion of the principal amount of any Libor Rate Loans or RACD Rate Loans prior to the maturity thereof. The Borrower may not prepay all or any portion of any Bid-Option Loans prior to the maturity thereof. Upon receipt of any notice of prepayment pursuant to this Section, the Agent shall promptly notify each Bank of the contents thereof and of such Bank's ratable share of such prepayment and such notice shall not thereafter be revocable by the Borrower.

         If the Borrower makes any payment of principal with respect to any Libor Rate Loan or RACD Rate Loan (pursuant to Article X or otherwise) on any day other than the last day of an Interest Period applicable thereto (such Interest Period being a period of 30, 60, 90 or 180 days, as selected by the Borrower, for each RACD Rate Loan, and a period of 1, 2, 3 or 6 months, as selected by the Borrower, for each LIBOR Rate Loan), or if the Borrower fails to borrow any Libor Rate Loan or RACD Rate Loan after notice has been given to any Bank in accordance with Section 2.2 hereof, the Borrower shall reimburse each Bank on demand for any resulting loss or expense incurred by it, including (without limitation) any loss incurred in obtaining, liquidating or employing deposits from third parties; PROVIDED, that such Bank shall have delivered to the Borrower a certificate as to the amount of such loss or expense, which certificate shall be conclusive in the absence of manifest error. The Borrower hereby agrees to indemnify each Bank against any such loss or expense.

         SECTION 2.5. FACILITY FEES; TERMINATION OR REDUCTION OF COMMITMENTS. Borrower agrees to pay to Agent, for the ratable account of each Bank, as a consideration for its Commitment hereunder, an annual facility fee calculated at the rate of one-eighth per cent (1/8 of 1%) per annum (based on a year having 365 or 366 days, as the case may be, and calculated for the actual number of days elapsed) from the date hereof to and including the Termination Date, on the total amount of such Bank's Commitment hereunder, payable on March 31, June 30, September 30 and December 31 of each year and on the Termination Date, commencing March 31, 1995. Borrower may at any time or from time to time terminate in whole or ratably in part the Commitments of the Banks hereunder to an amount not less than the aggregate principal amount of the Loans then outstanding, by giving Agent not less than three (3) Cleveland Banking Days' notice, provided that any such partial termination shall be in an aggregate amount for all the Banks of Five Million Dollars ($5,000,000) or any integral multiple thereof. The Agent shall promptly notify each Bank of its proportionate amount and the date of each such termination. After each such termination, the facility fees payable hereunder shall be calculated upon the Commitments of the Banks as so reduced. If the Borrower terminates in whole the Commitments of the Banks, on the effective date of such termination (the Borrower having prepaid in full the unpaid principal balance, if any, of the Syndicated Notes outstanding together with all interest (if any) and facility fees accrued and unpaid) all of the Syndicated Notes outstanding shall be delivered to the Agent marked "Canceled" and redelivered to the Borrower. Any partial reduction in the Commitments of the Banks shall be effective during the remainder of the Commitment Period.

         SECTION 2.6 WITHHOLDING TAXES. All payments shall be made free and clear of and without reduction or withholding for or on account of any present or future income, excise or other taxes, levies, imposts, fees, duties or charges imposed by any governmental or other taxing authority unless the withholding or other payment of such taxes, imposts, fees, duties or charges is required by applicable law. If the Borrower is required by applicable law to make any such withholding or other payment in respect of payments hereunder to any Bank, the Borrower shall pay to such Bank such additional amounts as may be necessary in order that the net amount received by such Bank after the required withholding or other payment (including any required withholding or other payment on such additional amounts) equals the amount such Bank would have received had no such withholding or other payment been made; provided, however, that no such additional amounts shall be paid with respect to any United States federal withholding tax imposed by reason of the failure of a Bank which is not incorporated in the United States to provide the Borrower with appropriately completed Forms 4224 or such other tax forms as the Borrower shall reasonably request to establish any applicable exemption from such withholding requirements. A Bank's certification of amounts payable under this Section shall be conclusive absent manifest error.

        ARTICLE III.  ADDITIONAL PROVISIONS RELATING TO LIBOR RATE LOANS

         SECTION 3.1. RESERVES OR DEPOSIT REQUIREMENTS, ETC. If at any time any law, treaty or regulation (including, without limitation, Regulation D of the Board of Governors of the Federal Reserve System) or the interpretation thereof by any governmental authority charged with the administration thereof or any central bank or other fiscal, monetary or other authority shall impose (whether or not having the force of law), modify or deem applicable any reserve and/or special deposit requirement (other than reserves included in the Libor Reserve Requirement, the effect of which is reflected in the interest rate(s) of the Libor Rate Loan(s) in question) against assets held by, or deposits in or for the amount of any loans by, any Bank, and the result of the foregoing is to increase the cost (whether by incurring a cost or adding to a cost) to such Bank of making or maintaining hereunder Libor Rate Loans or to reduce the amount of principal or interest received by such Bank with respect to such Libor Rate Loans, then upon demand by such Bank the Borrower shall pay to such Bank from time to time on Interest Adjustment Dates with respect to such Loans, as additional consideration hereunder, additional amounts sufficient to fully compensate and indemnify such Bank for such increased cost or reduced amount, assuming (which assumption such Bank need not corroborate) such additional cost or reduced amount were allocable to such Libor Rate Loans. A statement as to the increased cost or reduced amount as a result of any event mentioned in this
Section 3.1, setting forth the calculations therefor, shall be promptly submitted by such Bank to the Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof. Notwithstanding any other provision of this credit agreement, after any such demand for compensation by any Bank, Borrower, upon at least three (3) Cleveland Banking Days' prior written notice to such Bank through the Agent, may prepay all Libor Rate Loans in full or convert all Libor Rate Loans to any other type of Loans permitted under this credit agreement regardless of the Libor Interest Period of any thereof. Any such prepayment or conversion shall be subject to the prepayment penalties set forth in Section 2.4 hereof. Each Bank will notify Borrower as promptly as practicable (with a copy thereof delivered to the Agent) of the existence of any event which will likely require the payment by Borrower of any such additional amount under this Section.

         SECTION 3.2. TAX LAW, ETC. In the event that by reason of any law, regulation or requirement or in the interpretation thereof by an official authority, or the imposition of any requirement of any central bank whether or not having the force of law, any Bank shall, with respect to this credit agreement or any transaction under this credit agreement, be subjected to any tax, levy, impost, charge, fee, duty, deduction or withholding of any kind whatsoever (other than any tax imposed upon the total net income of such Bank) and if any such measures or any other similar measure shall result in an increase in the cost to such Bank of making or maintaining any Libor Rate Loan or in a reduction in the amount of principal, interest or commitment fee receivable by such Bank in respect thereof, then such Bank shall promptly notify the Borrower stating the reasons therefor. The Borrower shall thereafter pay to such Bank upon demand from time to time on Interest Adjustment Dates with respect to such Libor Rate Loans, as additional consideration hereunder, such additional amounts as will fully compensate such Bank for such increased cost or reduced amount. A statement as to any such increased cost or reduced amount, setting forth the calculations therefor, shall be submitted by such Bank to the Borrower and shall, in the absence of manifest error, be conclusive and binding as to the amount thereof.

         Notwithstanding any other provision of this credit agreement, after any such demand for compensation by any Bank, Borrower, upon at least three (3) Cleveland Banking Days' prior written notice to such Bank through the Agent, may prepay all Libor Rate Loans in full or convert all Libor Rate Loans to any other type of Loans permitted under this credit agreement regardless of the Interest Period of any thereof. Any such prepayment or conversion shall be subject to the prepayment penalties set forth in Section 2.4 hereof.

         SECTION 3.3. EURODOLLAR DEPOSITS UNAVAILABLE OR INTEREST RATE UNASCERTAINABLE. In respect of any Libor Rate Loans, in the event that the Agent shall have determined that dollar deposits of the relevant amount for the relevant Interest Period for such Libor Rate Loans are not available to the Agent in the applicable Eurodollar market or that, by reason of circumstances affecting such market, adequate and reasonable means do not exist for ascertaining the Libor Rate applicable to such Libor Interest Period, as the case may be, the Agent shall promptly give notice of such determination to the Borrower and (i) any notice of new Libor Rate Loans (or conversion of existing loans to Libor Rate Loans) previously given by the Borrower and not yet borrowed (or converted, as the case may be) shall be deemed a notice to make Prime Rate Loans, and (ii) the Borrower shall be obligated either to prepay or to convert any outstanding Libor Rate Loans on the last day of the then current Libor Interest Period or Periods with respect thereto.

         SECTION 3.4. CHANGES IN LAW RENDERING LIBOR RATE LOANS UNLAWFUL. If at any time any new law, treaty or regulation, or any change in any existing law, treaty or regulation, or any interpretation thereof by any governmental or other regulatory authority charged with the administration thereof, shall make it unlawful for any Bank to fund any Libor Rate Loans which it is committed to make hereunder with moneys obtained in the Eurodollar market, the Commitment of such Bank to fund Libor Rate Loans shall, upon the happening of such event forthwith be suspended for the duration of such illegality, and such Bank shall by written notice to the Borrower and the Agent declare that its Commitment with respect to such Loans has been so suspended and, if and when such illegality ceases to exist, such suspension shall cease and such Bank shall similarly notify the Borrower and the Agent. If any such change shall make it unlawful for any Bank to continue in effect the funding in the applicable Eurodollar market of any Libor Rate Loan previously made by it hereunder, such Bank shall, upon the happening of such event, notify the Borrower, the Agent and the other Banks thereof in writing stating the reasons therefor, and the Borrower shall, on the earlier of (i) the last day of the then current Libor Interest Period or (ii) if required by such law, regulation or interpretation, on such date as shall be specified in such notice, either convert all Libor Rate Loans to any other type of Loans permitted under this credit agreement or prepay all Libor Rate Loans to the Banks in full. Any such prepayment or conversion shall be subject to the prepayment penalties prescribed in Section 2.4 hereof.

         SECTION 3.5. FUNDING. Each Bank may, but shall not be required to, make Libor Rate Loans hereunder with funds obtained outside the United States.

        ARTICLE IV.  ADDITIONAL PROVISIONS RELATING TO RACD RATE LOANS

         SECTION 4.1.  INCREASED COST.  If, as a result of any Regulatory
Change:

         (a) the basis of taxation of payments to any Bank of the principal of or interest on any RACD Rate Loan or any other amounts payable under this credit agreement in respect thereof (other than taxes imposed on the overall net income of such Bank by the jurisdiction in which such Bank has its main office) is changed; or

         (b) any reserve, special deposit or similar requirements relating to any extensions of credit or other assets of, or any deposits with or liabilities of, any Bank are imposed, modified or deemed applicable; or

         (c) any other condition affecting this credit agreement or any of the RACD Rate Loans is imposed on any Bank;

and such Bank determines that, by reason thereof, the cost to such Bank of making or maintaining any of the RACD Rate Loans is increased, or any amount received by such Bank hereunder in respect of any such loans is reduced (such increase in cost and reductions in amounts receivable being herein called "Increased Costs"), then the Borrower shall pay to such Bank upon demand such additional amount or amounts as will compensate such Bank for such Increased Costs (such demand to be accompanied by a statement setting forth the basis for the calculation thereof). Determinations by such Bank for purposes of this Section of the effect of any Regulatory Change on its costs of making or maintaining RACD Rate Loans or on amounts receivable by it in respect of such RACD Rate Loans, and of the additional amounts required to compensate such Bank in respect of any Increased Cost shall be conclusive in the absence of manifest error. Notwithstanding any other provision of this credit agreement, after any such demand for compensation by any Bank, Borrower, upon at least two (2) Cleveland Banking Days' prior written notice to such Bank through the Agent, may prepay all RACD Rate Loans in full or convert all RACD Rate Loans to any other type of loans permitted under this credit agreement regardless of the RACD Interest Period of any thereof. Any such prepayment or conversion shall be subject to the prepayment penalty set forth in Section 2.4 hereof. Each Bank will notify Borrower as promptly as practicable (with a copy thereof delivered to the Agent) of the existence of any event which will likely require the payment by Borrower of any such additional amounts under this Section.


         SECTION 4.2. QUOTED RATES. Anything herein to the contrary notwithstanding, if on or before the first day of the applicable RACD Interest Period for any RACD Rate Loan (i) the Agent shall determine that for any reason whatsoever, dealers of recognized standing are not providing quotes for certificates of deposit (in the applicable amounts) for a period of time comparable to the applicable RACD Interest Period or (ii) the Agent shall determine that the rates quoted by such dealers for purposes of computing the rate of interest on RACD Rate Loans for the applicable RACD Interest Period do not accurately reflect the cost to the Banks of making or maintaining such RACD Rate Loans for such period, then the Agent shall give the Borrower prompt notice thereof, and so long as such failure to quote such rates continues and/or rates fail to accurately reflect costs to the Banks as aforesaid, the Banks shall be under no obligation to make RACD Rate Loans or to convert any other type of Loans made pursuant to this credit agreement into RACD Rate Loans and the Borrower shall not be entitled to obtain any RACD Rate Loans hereunder until the Agent has notified the Borrower that the conditions giving rise to the operation of this Section no longer exist.

         SECTION 4.3. CHANGE OF LAW. Notwithstanding any other provision in this credit agreement, in the event that any Regulatory Change shall make it unlawful for any Bank to fund any RACD Rate Loans, the Commitment of such Bank to fund RACD Rate Loans shall, upon the happening of such event forthwith be suspended for the duration of such illegality, and such Bank shall by written notice to the Borrower and the Agent declare that its Commitment with respect to such Loans has been so suspended and, if and when such illegality ceases to exist, such suspensions shall cease and such Bank shall similarly notify the Borrower and the Agent. If any such change shall make it unlawful for any Bank to continue in effect the funding of RACD Rate Loans, such Bank shall, upon the happening of such event, notify the Borrower, the Agent and the other Banks thereof in writing stating the reasons therefor, and the Borrower shall, on the earlier of (i) the last day of the then current RACD Interest Period or (ii) if required by such Regulatory Change, on such date as shall be specified on such notice, either convert all RACD Rate Loans to any other type of Loans permitted under this credit agreement or prepay all RACD Rate Loans to the Banks in full. Any such prepayment or conversion shall be subject to the prepayment penalties prescribed in Section 2.4 hereof.

                     ARTICLE V. CONDITIONS TO EFFECTIVENESS

         Prior to or concurrently with the execution and delivery of this credit agreement and as a condition to the first Loan hereunder, Borrower shall furnish to each Bank (in form and substance satisfactory to the Banks) the following:

         SECTION 5.1. RESOLUTIONS AND ORGANIZATIONAL DOCUMENTS. Certified copies of the resolutions of the board of directors of Borrower evidencing approval of the execution of this credit agreement and the execution and delivery of the Notes as provided for herein and certified, by the Secretary of Borrower, copies of the Certificate of Incorporation and By-Laws of the Borrower.

         SECTION 5.2. LEGAL OPINION. A favorable opinion of counsel for Borrower as to the matters referred to in Sections 8.1 (for the Borrower only), 8.2 (for the Borrower only), 8.5 and 8.7 of this credit agreement and such other matters as Agent and the Banks may reasonably request.

         SECTION 5.3. CERTIFICATE OF INCUMBENCY. A certificate of the secretary or assistant secretary of Borrower certifying the names of the officers of Borrower authorized to sign this credit agreement, and the Notes, together with the true signatures of such officers.

         SECTION 5.4. NO DEFAULT CERTIFICATE. A certificate of the secretary or assistant secretary of Borrower certifying that as of the date of this credit agreement no Possible Default exists hereunder.

         SECTION 5.5. NOTES. A Syndicated Note for each Bank, in the form of Exhibit A hereto, and a Bid-Option Note for each Bank, in the form of Exhibit B hereto, each duly completed and executed by the Borrower.

                       ARTICLE VI. AFFIRMATIVE COVENANTS

         Borrower agrees that so long as the Commitments remain in effect and thereafter until the principal of and interest on all Notes and all other payments due hereunder shall have been paid in full, Borrower will perform and observe all of the following provisions, namely:

         SECTION 6.1. FINANCIAL STATEMENTS AND REPORTS. The Borrower shall deliver to each of the Banks:

                 (a) Quarterly Statements. As soon as reasonably possible, and in any event within sixty (60) days after the close of each of the first three (3) fiscal quarters of the Borrower: (i) the consolidated balance sheet of the Borrower as at the end of each quarter, setting forth in comparative form the corresponding figures for the preceding fiscal year end; and (ii) the consolidated statement of income of the Borrower for such quarter and for the portion of the fiscal year ended with such quarter, setting forth in comparative form the corresponding figures for the corresponding period of the preceding fiscal year, and all in reasonable detail and certified by a principal officer of the Borrower, subject to year-end audit adjustments.

                 (b) Annual Statements. As soon as reasonably possible, and in any event within ninety (90) days after the close of each fiscal year of the Borrower: (i) the consolidated balance sheet of the Borrower for such fiscal year; (ii) the related consolidated income statement of the Borrower for such fiscal year; and (iii) the consolidated statement of cash flows of the Borrower for such fiscal year; all setting forth in comparative form the corresponding figures for the previous fiscal year. Such consolidated balance sheets and statements shall be prepared in reasonable detail, in accordance with generally accepted accounting principles, and accompanied by an opinion of Price Waterhouse, or other independent certified public accountants of recognized standing reasonably acceptable to the Banks, as to said consolidated balance sheets and statements.

                 (c) Accountants' Statements. As soon as reasonably possible, and in any event within one hundred twenty (120) days after the close of each fiscal year of the Borrower, the written statement of the certified public accountants reporting on such statements that in making the examination necessary for their report, they have obtained no knowledge of any Possible Default under this credit agreement or the Notes by the Borrower or if such accountants shall have obtained knowledge of any Possible Default, they shall specify all such Possible Defaults and their nature and status.

                 (d) Notice of Default. As soon as reasonably possible and in any event within five (5) days after any financial officer of the Borrower has knowledge of the occurrence of a Possible Default, a statement of the Chief Financial Officer of the Borrower describing such Possible Default and the action which the Borrower proposes to take with respect thereto.

                 (e) Compliance Certificate. As soon as reasonably possible, and in any event within ninety (90) days after the close of each period referred to in Section 6.1(a) and within one hundred twenty
         (120) days after the close of each period referred to in Section 6.1(b) hereof, a certificate signed by the Chairman of the Board, President or Chief Financial Officer of the Borrower stating that a review of the activities of the Borrower during such fiscal year has been made under his supervision with a view to determining whether during such fiscal year the Borrower had performed and observed all its respective obligations under this credit agreement and the Notes, and under any indenture, credit agreement or loan agreement or other instrument in respect of borrowed money or the deferred purchase price of property, and either: (i) stating that to the best of his knowledge the Borrower had during such fiscal year performed and observed each covenant and condition of this credit agreement and the Notes applicable to it and that he had during the course of such review obtained no knowledge of any Possible Default under this credit agreement or the

         Notes; or (ii) if in his opinion the Borrower has not performed and observed all covenants and conditions contained in this credit agreement and the Notes, or if any Possible Default shall exist under this credit agreement or the Notes, specifying all such events, and their nature and status and stating the action, if any, being taken by the Borrower to cure or avoid any such Possible Default.

                 (f) Regulation U. If at any time the value of all "margin stock" (as defined in Regulation U) owned by the Borrower and its Consolidated Subsidiaries exceeds (or would, following application of the proceeds of an intended Loan hereunder, exceed) 25% of the value of the total assets of the Borrower and its Consolidated Subsidiaries, in each case as reasonably determined by the Borrower, prompt notice of such fact and, promptly upon the request of any Bank, a duly completed statement of purpose on Form U-1 for such Bank together with such other information or documents as the Banks may be required to obtain under said Regulation U in connection with this credit agreement.

                 (g) Other Reports and Statements. Promptly upon the mailing to its stockholders of each annual report or proxy statement, a copy of each such report or proxy statement; promptly upon any filing by the Borrower with the Securities and Exchange Commission or any governmental agency or agencies substituted for such commission, or with any national securities exchange, of any annual or periodic or report on form 8-K or registration statement, a copy of such report or statement.

                 (h) Additional Information. From time to time such additional information regarding the financial position or business of the Borrower as the Agent, at the request of any Bank, may reasonably request.

         SECTION 6.2. PAYMENT OF TAXES, ASSESSMENTS, ETC. The Borrower will duly and promptly pay and discharge, and will cause each of its Subsidiaries to duly and promptly pay and discharge, as the same become due and payable, all taxes, assessments and governmental and other charges and claims (except for those taxes, assessments, charges or claims which if unpaid would not, in the aggregate, have a material adverse effect on the financial condition of the Borrower), lawfully levied or imposed upon the franchises, properties, earnings and business of the Borrower or its Subsidiaries, as the case may be , as well as all lawful claims for labor, materials and supplies which, if unpaid, might become a lien or charge upon such properties or any part thereof; provided, however, that nothing contained in this Section 6.2 shall require the Borrower or any such Subsidiary to pay any such tax, assessment, charge or claim so long as the Borrower or any such Subsidiary in good faith and by proper proceedings shall contest the validity thereof and shall set aside on its books adequate reserves with respect thereto.

         SECTION 6.3. MAINTENANCE OF CORPORATE EXISTENCE. Except as permitted by
Section 7.6, the Borrower will at all times do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights, patents and franchises, and the corporate existence, rights, patents and franchises of its Subsidiaries, and comply with, and cause each of its Subsidiaries to comply with, all related laws applicable to the Borrower or such Subsidiary in such manner as counsel shall advise; provided that nothing in this
Section 6.3 shall (i) require the Borrower or such Subsidiary to maintain, preserve or renew any right, patent, or franchise not, in the opinion of the Board of Directors or the President of the Borrower, necessary or desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, or (ii) require the Borrower to comply with any law so long as the validity or applicability thereof shall be contested in good faith and by proper proceedings, or (iii) require the Borrower to maintain, preserve or keep in full force and effect the corporate existence of any Subsidiaries, the Total Assets of which in the aggregate equal 15% or less of Consolidated Total Assets during any twelve-month period.

         SECTION 6.4. MAINTENANCE OF PROPERTIES. Except as provided in Section
6.3 hereof, the Borrower will at all times maintain, preserve, protect and keep or cause to be maintained, preserved, protected and kept its material property, and the material properties of its Subsidiaries, in good repair, working order and condition and, from time to time, will make or cause to be made all repairs, renewals, replacements, extensions, additions, betterments and improvements to its property as are necessary and proper, so that the business carried on in connection therewith may be conducted properly and efficiently at all times.

         SECTION 6.5. MAINTENANCE OF INSURANCE. The Borrower will, and will cause each of its Subsidiaries to, keep adequately insured by financially sound and reputable insurers, all property of a character usually insured by corporations engaged in the same or a similar business similarly situated against loss or damage of the kinds customarily insured against by such corporations and carry such other insurance as is generally carried by corporations engaged in the same or a similar business similarly situated.

         SECTION 6.6. KEEPING OF BOOKS. The Borrower will, and will cause each of its Subsidiaries to, keep at all times proper books of record and account in which full, true and correct entries will be made of its transactions in accordance with generally accepted accounting principles; and set aside on its books from its earnings, for each fiscal year, reserves for depreciation, obsolescence and/or amortization of its properties during such years and all other proper reserves, which, in accordance with good accounting practice and generally accepted accounting principles, should be set aside from such earnings in connection with its business.

         SECTION 6.7. COMPLIANCE WITH GOVERNMENTAL LAW. The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with all applicable statutes, regulations and orders of, and all restrictions imposed by, the United States of America and all foreign countries having jurisdiction, and any state, municipality or any other political subdivision or any agency of any thereof, in respect of the conduct of their respective businesses and the ownership of their respective properties; provided, however, that nothing contained in this Section 6.7 shall require the Borrower to comply with any law so long as the validity or applicability thereof shall be contested in good faith and by proper proceedings.

         SECTION 6.8. ENVIRONMENTAL COMPLIANCE. Notwithstanding the generality of Section 6.7 hereof, Borrower and each Subsidiary will comply in all material respects with any and all Environmental Laws including, without limitation, all Environmental Laws in jurisdictions in which Borrower or any Subsidiary owns or operates a facility or site, arranges for disposal or treatment of hazardous substances, solid waste or other wastes, accepts for transport any hazardous substances, solid waste or other wastes or holds any interest in real property or otherwise. Borrower will furnish to the Banks promptly after receipt thereof a copy of any notice

Borrower or any Subsidiary may receive from any governmental authority, private person or entity or otherwise that any litigation or proceeding pertaining to any environmental, health or safety matter has been filed or is threatened against Borrower or such Subsidiary, any real property in which Borrower or such Subsidiary holds any interest or any past or present operation of Borrower or such Subsidiary, which litigation or proceeding if concluded in a manner adverse to Borrower or such Subsidiary reasonably is expected by Borrower to have a material adverse effect on the business, assets, operations or condition, financial or otherwise, of Borrower and its Consolidated Subsidiaries. Neither Borrower nor any Subsidiary will allow the release or disposal of hazardous waste, solid waste or other wastes on, under or to any real property in which Borrower or such Subsidiary holds any interest or performs any of its operations, in violation of any Environmental Law in any material respect. As used in this subsection "litigation or proceeding" means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private person or entity or otherwise. Borrower shall defend, indemnify and hold the Banks harmless against all costs, expenses, claims, damages, penalties and liabilities of every kind or nature whatsoever (including attorneys fees) arising out of or resulting from the noncompliance of Borrower or any Subsidiary with any Environmental Law.

         SECTION 6.9. ACCESS TO PROPERTIES. The Borrower will permit, and will cause each of its Subsidiaries to permit, each of the Banks or any agent or representative thereof at such Bank's expense, upon reasonable prior notice, to examine and make copies of and abstracts from the records and books of account of, and visit the properties of the Borrower and any of its Subsidiaries, during normal business hours; provided that (i) such Bank will not unduly interfere with the operations of the Borrower or any such Subsidiary during any such examination or visit and (ii) such Bank agrees to treat confidentially all information obtained by such Bank from such records and books of account.

         SECTION 6.10. COMPLIANCE WITH ERISA. The Borrower will comply in all material respects with the provisions of ERISA and will cause each member of the Controlled Group to so comply. The Borrower will furnish to each of the Banks:
(i) as soon as reasonably possible, and in any event within thirty (30) days after any executive officer of the Borrower knows that any materially adverse Reportable Event with respect to any Plan has occurred, a statement of the Chief Financial Officer of the Borrower setting forth details as to such Reportable Event and, if known, the action which the Borrower proposes to take with respect thereto, together with a copy, if available, of the notice of such Reportable Event given to the PBGC; (ii) promptly after receipt thereof, a copy of any notice the Borrower or any member of the Controlled Group may receive from the PBGC relating to the PBGC's intention to terminate any Plan or to appoint a trustee to administer any Plan; (iii) promptly after receipt thereof, a copy of any notice of complete or partial withdrawal liability under Title IV of ERISA; and (iv) promptly after such request, such documents and information relating to any Plan as any Bank may reasonably request from time to time. In all events, the Borrower shall only be required to furnish to the Banks such information as is or may be available to the Borrower and shall not be deemed to have failed in its reporting responsibility if such information is either unavailable or delayed by action of or inaction of the PBGC or any other governmental entity charged with responsibility for the administration of reports required by ERISA.

         SECTION 6.11. PLAN. Neither Borrower nor any Subsidiary will suffer or permit any Plan to be amended if, as a result of such amendment, the current liability under the Plan is increased to such an extent that security is required pursuant to section 307 of the ERISA. As used herein, "current liability" means current liability as defined in section 307 of ERISA.

         SECTION 6.12. USE OF PROCEEDS. The Borrower will use the proceeds of the Loans for general corporate purposes. No part of the proceeds of any Loan hereunder will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock. If requested by any Bank, the Borrower will furnish to such Bank in connection with any Loan hereunder a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in Regulation U.

         SECTION 6.13. NOTICE OF PROCEEDINGS. The Borrower will promptly give notice in writing to each Bank of all litigation, arbitral proceedings and regulatory proceedings affecting the Borrower or any Subsidiary or the property of the Borrower or any Subsidiary, except litigation or proceedings which, if adversely determined, could not materially and adversely affect the consolidated financial condition or the business taken as a whole of the Borrower and its Subsidiaries.

                                  ARTICLE VII.
                       NEGATIVE COVENANTS OF THE BORROWER

         The Borrower agrees that, so long as any Bank has any Commitment hereunder or any amount payable under any Note remains unpaid.

         SECTION 7.1. CONSOLIDATED LONG-TERM INDEBTEDNESS TO CONSOLIDATED TANGIBLE NET WORTH RATIO. The Borrower will not permit Consolidated Long-term Indebtedness to exceed forty-five percent (45%) of Consolidated Tangible Net Worth at any time.

         SECTION 7.2. MINIMUM CONSOLIDATED TANGIBLE NET WORTH. The Borrower will not permit Consolidated Tangible Net Worth to be less than $225,000,000 plus twenty-five percent (25%) of Borrower's positive net income, on a cumulative basis, from September 1, 1994 as of each fiscal year-end thereafter.

         SECTION 7.3. LIMITATION ON LIENS. Neither the Borrower nor any Subsidiary will create, assume or incur or suffer to be created, assumed or incurred or to exist any mortgage, lien, charge, security interest or encumbrance of any kind upon, or pledge of, or subject to the prior payment of any Indebtedness any of its property or assets, whether now owned or hereafter acquired, or acquire or agree to acquire any property or assets subject to any conditional sale agreement, including a lease on terms tantamount thereto, or other title retention agreement (the foregoing mortgages, liens, charges, security interests, encumbrances, pledges, prior rights of payments and the rights of others under conditional sale agreements, leases and other title retention agreements being hereinafter sometimes collectively called "Liens"); PROVIDED,

HOWEVER, that the foregoing restrictions shall not apply to the following items so long as they do not in the aggregate materially adversely affect the conduct of the business of the Borrower and its Subsidiaries:

                 (a) Liens existing on the date hereof;

                 (b) Liens or deposits made to secure the release thereof, securing taxes, assessments or governmental charges or levies or the claims of materialmen, mechanics, carriers, warehousemen, landlords and other similar persons;

                 (c) Liens incurred or deposits made in the ordinary course of business (i) in connection with workmen's compensation, unemployment insurance, social security and other similar laws, or (ii) to secure the performance of letters of credit, bids, tenders, contracts, leases, public or statutory obligations, surety, customs, appeal and performance bonds and other similar obligations not incurred in connection with the borrowing of money, the obtaining of advances or the payment of the deferred purchase price of property;

                 (d) attachment Liens the execution or other enforcement of which is effectively stayed and the claims secured thereby are being contested in good faith by appropriate proceedings;

                 (e) judgment or similar Liens, PROVIDED, the amount which they secure does not in the aggregate exceed by more than Two Million Dollars ($2,000,000) the amount of insurance available to satisfy the same, OR PROVIDED, the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are currently being contested in good faith by appropriate proceedings;

                 (f) easements, rights of way, restrictions, leases, licenses, minor irregularities in title and other similar encumbrances affecting real properties, which do not in the aggregate materially impair their use in the operation of the business of the Borrower or any Subsidiary or detract from the value of such property for the purpose of business;

                 (g) purchase money Liens upon property acquired or constructed by the Borrower or any Subsidiary for use in its business, or extensions, renewals or refundings thereof, PROVIDED, that no such Lien shall extend to any property other than the respective property so acquired or constructed (or the land underlying the same) or shall secure any Indebtedness in an amount greater than 100% of the lesser of (i) the purchase price or construction cost of the property or (ii) the fair market value of the property at the date of acquisition or construction;

                 (h) Liens, charges, security interests and encumbrances not exceeding Five Million Dollars ($5,000,000) in the aggregate which (i) are incidental to the conduct of the business of the Borrower or any Subsidiary and the ownership of its or their properties and assets,
         (ii) were not incurred in connection with the borrowing of money or the obtaining of advances or credit and (iii) do not in the aggregate materially detract from the value of the property of the Borrower or any Subsidiary or materially impair the use thereof in the operation of its or their business; and

                   (i) Liens incurred by the Borrower or a Subsidiary in connection with the issuance of Indebtedness by any governmental instrumentality for the purpose of constructing or acquiring a facility designed for use by the Borrower or a Subsidiary in the conduct of its business, PROVIDED that if such Liens were purchase money Liens they would be permitted under subparagraph (g) above.

         SECTION 7.4. CONSOLIDATIONS, MERGERS AND SALES OF ASSETS. The Borrower will not (i) consolidate or merge with or into any other Person unless the Borrower shall be the surviving entity and, after giving effect thereto, no Possible Default shall exist hereunder, or (ii) sell, lease or otherwise transfer all or any substantial part of its assets to any Person, it being agreed that nothing in this Section shall in any way restrict purchases by the Borrower of its own stock. The Borrower will not permit any Subsidiary to consolidate with, merge into or transfer all or any substantial part of its assets to any Person other than the Borrower or a Wholly-Owned Consolidated Subsidiary unless, after giving effect thereto, (i) the nature of Borrower's business, viewed on a consolidated basis, shall not be materially different from that at the date of this credit agreement, and (ii) no Possible Default shall exist hereunder.

                            ARTICLE VIII. WARRANTIES

         Subject only to such exceptions, if any, as may be fully disclosed in an officer's certificate or written opinion of counsel furnished by Borrower to each Bank prior to the execution and delivery hereof, Borrower represents and warrants as follows:

         SECTION 8.1. ORGANIZATION. The Borrower is a corporation duly organized and validly existing in good standing under the laws of the State of Delaware, and Borrower and each Subsidiary are duly qualified to do business and in good standing as a foreign corporation in all other jurisdictions in which failure to so qualify would have a material adverse affect on the Borrower's and the Subsidiaries' ability to conduct, on a consolidated basis, their operations or own their properties. The Borrower has all requisite corporate power and authority to conduct its business as now being conducted and to own its properties and to execute and deliver and to perform all of its obligations under this credit agreement.

         SECTION 8.2. CORPORATE AUTHORIZATION. The execution and delivery of this credit agreement and of the Notes are within the authority of the Borrower, have been duly authorized by all necessary corporate action and do not and will not contravene any provision of applicable law or of the certificate of incorporation or by-laws of the Borrower or any Subsidiary, or any judgment, order, decree, agreement or instrument binding on the Borrower or any Subsidiary or result in the creation of any Lien, charge or encumbrance upon any of the property or assets of the Borrower or any Subsidiary pursuant to any other agreement or instrument to which the Borrower or any Subsidiary is a party or which is binding upon the Borrower or any Subsidiary or result in the breach of or constitute a default under any indenture or other agreement or instrument to which the Borrower or any Subsidiary is a party or by which its properties may be bound or affected. This credit agreement constitutes, and the Notes when duly executed on behalf of the Borrower and delivered in accordance with this credit agreement will constitute, legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms.

         SECTION 8.3. FINANCIAL STATEMENTS. The consolidated balance sheet and the related consolidated statements of income, of stockholders' equity and cash flows, covered by an opinion of Price Waterhouse, present fairly the financial position of the Borrower and its Subsidiaries at August 31, 1994 and 1993, and the results of their operations and the changes in their cash flows for each of the three years in the period ended August 31, 1994. Copies of these financial statements, which include the report of Price Waterhouse, have been delivered to each of the Banks. The unaudited consolidated balance sheet and the related consolidated statements of income, of stockholders' equity and cash flows present fairly the financial position of the Borrower and its Subsidiaries at November 30, 1994 and the results of their operations and the changes in their cash flows for the three months ended November 30, 1994 in conformity with generally accepted accounting principles applied on a basis consistent with the August 31, 1994 statements referred to above. These financial statements are subject to year-end adjustments.

         SECTION 8.4. MATERIAL ADVERSE CHANGE. No material adverse change has occurred in the business, assets, operations or condition, financial or otherwise, of the Borrower and its Subsidiaries since August 31, 1994.

         SECTION 8.5. LITIGATION. There are no actions, suits or proceedings pending or, to the best of the Borrower's knowledge, threatened against or affecting the Borrower or the properties of the Borrower in any court or before or by any governmental department, agency or instrumentality, which, if adversely determined, could, individually or in the aggregate, have a material adverse effect on the consolidated financial condition or the business taken as a whole of the Borrower and its Subsidiaries or which in any manner draw into question the validity of this credit agreement or the Notes.

         SECTION 8.6. TAXES. The Borrower has filed (or has obtained extensions of the time by which it is required to file) all tax returns which are required to be filed, and has paid all taxes shown due pursuant to such returns or pursuant to any assessment received by the Borrower, except such taxes, if any, as are being contested in good faith and by proper proceedings and as to which adequate reserves have been provided. The Borrower does not know of any proposed significant tax assessment against it nor of any basis for one, except to the extent any such assessment has been adequately provided for in the consolidated tax reserves of the Borrower.

         SECTION 8.7. GOVERNMENTAL AND OTHER APPROVALS. No approval, consent or authorization of, or filing or registration with, any governmental authority or body is necessary for the execution or delivery by the Borrower of this credit agreement or the Notes or for the performance by the Borrower of any of the terms or conditions hereof or thereof, except for such approvals, consents or authorizations (copies of which have been delivered to each of the Banks) as have been obtained and are in full force and effect.

         SECTION 8.8. ERISA. The Borrower and each member of the Controlled Group have fulfilled their obligations under the minimum funding standards of ERISA and the Internal Revenue Code of 1986, as may have been amended (the "Code") with respect to each Plan and are in compliance in all material respects with the presently applicable provisions of ERISA and the Code, and have not incurred any liability to the PBGC or a Plan under Title IV of ERISA.

         SECTION 8.9. ENVIRONMENTAL COMPLIANCE. It is Borrower's belief that Borrower and each Subsidiary are in substantial compliance with any and all Environmental Laws including, without limitation, all Environmental Laws in all jurisdictions in which Borrower or any Subsidiary owns or operates, or has owned or operated, a facility or site, arranges or has arranged for disposal or treatment of hazardous substances, solid waste or other wastes, accepts or has accepted for transport any hazardous substances, solid waste or other wastes or holds or has held any interest in real property or otherwise. No litigation or proceeding arising under, relating to or in connection with any Environmental Law is pending or, to the best of Borrower's knowledge, threatened against Borrower or any Subsidiary, any real property in which Borrower or any Subsidiary holds or has held an interest or any past or present operation of Borrower or any Subsidiary, which litigation or proceeding if concluded in a manner adverse to Borrower or such Subsidiary reasonably is expected by Borrower to have a material adverse effect on the business, assets, operations or condition, financial or otherwise, of Borrower and its Consolidated Subsidiaries. To the best of Borrower's knowledge, except for a matter involving the Borrower's Akron, Ohio plant which is the subject of a proceeding between the Ohio EPA and Borrower, no release, threatened release or disposal of hazardous waste, solid waste or other wastes is occurring, or has occurred, on, under or to any real property in which Borrower or any Subsidiary holds any interest or performs any of its operations, in violation of any Environmental Law. As used in this subsection, "litigation or proceeding" means any demand, claim, notice, suit, suit in equity, action, administrative action, investigation or inquiry whether brought by any governmental authority, private person or entity or otherwise.

         SECTION 8.10. SOLVENCY. Borrower has received consideration which is the reasonable equivalent value of the obligations and liabilities that Borrower has incurred to the Banks. Borrower is not insolvent as defined in any applicable state or federal statute, nor will Borrower be rendered insolvent by the execution and delivery of this credit agreement or any Note to the Banks. Borrower is not engaged or about to engage in any business or transaction for which the assets retained by it shall be an unreasonably small capital, taking into consideration the obligations to the Banks incurred hereunder. Borrower does not intend to, nor does it believe that it will, incur debts beyond its ability to pay them as they mature.

         SECTION 8.11. DEFAULTS. No Possible Default exists hereunder, nor will any begin to exist immediately after the execution and delivery hereof.

                         ARTICLE IX. EVENTS OF DEFAULT

         Each of the following shall constitute an event of default hereunder:

         SECTION 9.1. PAYMENTS. If Borrower shall fail to pay when due any principal of any Note, or shall fail to pay within three (3) consecutive days of the due date thereof any interest, fees or any other amount payable hereunder.

         SECTION 9.2. COVENANTS. If Borrower shall fail to perform or observe the covenants contained in Article VI(excluding Section 6.1(d)), and, if such default occurs under Sections 6.1, 6.2, 6.3, 6.4, 6.5, 6.6, 6.7, 6.8, 6.9, 6.10
or 6.11, such default shall continue unremedied for a period of thirty (30) consecutive days after the giving of written notice thereof by Agent or any Bank to Borrower that the specified default is to be remedied; or if Borrower shall fail to perform or observe any of the other covenants, conditions or agreements contained herein or in any Related Writing.

         SECTION 9.3. WARRANTIES. If any representation, warranty or statement made in or pursuant to this credit agreement or any Related Writing or any other material information furnished by Borrower to the Banks or any thereof or any other holder of any Note, shall be false or erroneous in any material respect.

         SECTION 9.4. CROSS DEFAULT. If Borrower or any Consolidated Subsidiary defaults in any payment of principal or interest due and owing upon any other obligation for borrowed money in excess of Ten Million Dollars ($10,000,000) beyond any period of grace provided with respect thereto or in the performance of any other agreement, term or condition contained in any agreement under which such obligation is created, if the effect of such default is to accelerate the maturity of such indebtedness or to permit the holder thereof to cause such indebtedness to become due prior to its stated maturity.

         SECTION 9.5. JUDGMENTS. If a judgment or judgments or order or orders for payment of money in excess of $5,000,000 not covered by insurance shall be rendered against Borrower and such judgment or judgments or order or orders shall continue unsatisfied and unstayed for a period of thirty (30) consecutive days.

         SECTION 9.6. TERMINATION OF PLAN. If (a) any member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA, or (b) notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in Excess of $15,000,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by any member of the Controlled Group, any plan administrator or any combination of the foregoing, or (c) the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against any member of the Controlled Group to enforce Section 515 of ERISA and such proceeding shall not have been dismissed within thirty (30) consecutive days thereafter, or (d) a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated.

         SECTION 9.7. CHANGE IN CONTROL. If at any time (i) less than 75% of the members of the board of directors of the Borrower shall be (A) individuals who are members of such board on the date hereof plus (B) individuals whose election, or nomination for election by the Borrower's stockholders, was approved by a vote of at least 75% of the members of the board then still in office who are members of the board on the date hereof or (ii) any person, or any two or more persons acting as a partnership, limited partnership, syndicate, or other group for the purpose of acquiring, holding or disposing of securities of the Borrower, shall become, according to public announcement or filing, the "beneficial owner" (as defined in Rule 13d-3 issued under the Securities Exchange Act of l934, as amended), directly or indirectly, of securities of the Borrower representing 30% or more (calculated in accordance with such Rule 13d-3) of the combined voting power of the Borrower's then outstanding voting securities.

         SECTION 9.8. CONSOLIDATED SUBSIDIARY'S SOLVENCY. If any Consolidated Subsidiary shall (a) generally not pay its debts as such debts become due, or
(b) make a general assignment for the benefit of creditors, or (c) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of itself or all or a substantial part of its assets, or
(d) be adjudicated a debtor or have entered against it an order for relief under Title 11 of the United States Code, as the same may be amended from time to time, or (e) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief of debtors, or
(f) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order, entered by a court of competent jurisdiction, which approves a petition seeking its reorganization or appoints a receiver, custodian, trustee, interim trustee or liquidator of itself or of all or a substantial part of its assets, or (g) take or omit to take any other action in order thereby to effect any of the foregoing.

         SECTION 9.9. BORROWER'S SOLVENCY. If Borrower shall (a) discontinue business, or (b) generally not pay its debts as such debts become due, or (c) make a general assignment for the benefit of creditors, or (d) apply for or consent to the appointment of a receiver, a custodian, a trustee, an interim trustee or liquidator of all or a substantial part of its assets, or (e) be adjudicated a debtor or have entered against it an order for relief under Title 11 of the United States Code, as the same may be amended from time to time, or
(f) file a voluntary petition in bankruptcy or file a petition or an answer seeking reorganization or an arrangement with creditors or seeking to take advantage of any other law (whether federal or state) relating to relief of debtors, or admit (by answer, by default or otherwise) the material allegations of a petition filed against it in any bankruptcy, reorganization, insolvency or other proceeding (whether federal or state) relating to relief of debtors, or
(g) suffer or permit to continue unstayed and in effect for thirty (30) consecutive days any judgment, decree or order entered by a court or governmental commission of competent jurisdiction, which assumes custody or control of

Borrower, approves a petition seeking reorganization of Borrower or any other judicial modification of the rights of its creditors, or appoints a receiver, custodian, trustee, interim trustee or liquidator for Borrower or of all or a substantial part of its assets, or (h) take or omit to take any action in order thereby to effect any of the foregoing.

                        ARTICLE X. REMEDIES UPON DEFAULT

         Notwithstanding any contrary provision or inference herein or elsewhere,

         SECTION 10.1. OPTIONAL DEFAULTS. If any event of default referred to in section 9.1, 9.2, 9.3, 9.4, 9.5, 9.6, 9.7 or 9.8 hereof shall occur, the
Required Banks, or in the case of subsection 10.1.(b), the holders of at least fifty-one percent (51%) (by amount) of the outstanding Loans, shall have the right in their discretion, by directing the Agent, on behalf of the Banks, to give written notice to Borrower, to

         (a) terminate the Commitments and the credits hereby established, if not theretofore terminated, and forthwith upon such election the obligations of Banks, and each thereof, to make any further Loan or Loans hereunder immediately shall be terminated, and/or

         (b) accelerate the maturity of all of Borrower's Debt to the Banks (if it be not already due and payable), whereupon all of Borrower's Debt to the Banks shall become and thereafter be immediately due and payable in full without any presentment or demand and without any further or other notice of any kind, all of which are hereby waived by Borrower.

         SECTION 10.2. AUTOMATIC DEFAULTS. If any event of default referred to in Section 9.9 hereof shall occur,

         (a) all of the Commitments and the credits hereby established shall automatically and forthwith terminate, if not theretofore terminated, and no Bank thereafter shall be under any obligation to grant any further loan or loans hereunder, and

         (b) the principal of and interest on any Notes, then outstanding, and all of Borrower's Debt to the Banks shall thereupon become and thereafter be immediately due and payable in full (if it be not already due and payable), all without any presentment, demand or notice of any kind, which are hereby waived by Borrower.

         SECTION 10.3. OFFSETS. If there shall occur or exist any Possible Default referred to in Section 9.9 hereof or if the maturity of the Notes is accelerated pursuant to Section 10.1 or 10.2 hereof, each Bank shall have the right at any time to set off against, and to appropriate and apply toward the payment of, any and all debt then owing by Borrower to that Bank (including, without limitation, any participation purchased or to be purchased pursuant to
Section 10.4 hereof), whether or not the same shall then have matured, any and all deposit balances and all other indebtedness then held or owing by that Bank to or for the credit or account of Borrower, all without notice to or demand upon Borrower or any other person, all such notices and demands being hereby expressly waived by Borrower.

         SECTION 10.4. EQUALIZATION PROVISION. Each Bank agrees with the other Banks that if it at any time shall obtain any Advantage over the other Banks or any thereof in respect of Syndicated Loans (except under Article III or Article IV hereof), it will purchase from the other Banks, for cash and at par, such additional participation in the Syndicated Loans as shall be necessary to nullify the Advantage. If any said Advantage resulting in the purchase of an additional participation as aforesaid shall be recovered in whole or in part from the Bank receiving the Advantage each such purchase shall be rescinded, and the purchase price restored (but without interest unless the Bank receiving the Advantage is required to pay interest on the Advantage to the person recovering the Advantage from such Bank) ratably to the extent of the recovery. Each Bank further agrees with the other Banks that if it at any time shall receive any payment for or on behalf of Borrower on any Indebtedness owing by Borrower to that Bank by reason of offset of any deposit or other indebtedness, it will apply such payment first to any and all Indebtedness owing by Borrower to that Bank pursuant to this credit agreement (including, without limitation, any participation purchased or to be purchased pursuant to this Section 10.4) until Borrower's Debt has been paid in full. Borrower agrees that any Bank so purchasing a participation from the other Banks or any thereof pursuant to this Section may exercise all its rights of payment (including the right of set-off) with respect to such participation as fully as if such Bank were a direct creditor of Borrower in the amount of such participation.

                             ARTICLE XI. THE AGENT

         The Banks authorize Society National Bank and Society National Bank hereby agrees to act as Agent for the Banks in respect of this credit agreement upon the terms and conditions set forth elsewhere in this credit agreement, and upon the following terms and conditions:

         SECTION 11.1. APPOINTMENT AND AUTHORIZATION. Each Bank hereby irrevocably appoints and authorizes the Agent to take such action as Agent on its behalf and to exercise such powers hereunder as are delegated to the Agent by the terms hereof, together with such powers as are reasonably incidental thereto. Neither the Agent nor any of its directors, officers, attorneys or employees shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their own gross negligence or willful misconduct.

         SECTION 11.2. NOTE HOLDERS. The Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with it signed by such payee and in form satisfactory to the Agent.

         SECTION 11.3. CONSULTATION WITH COUNSEL. The Agent may consult with legal counsel selected by it and shall not be liable for any action taken or suffered in good faith by it in accordance with the opinion of such counsel.

         SECTION 11.4. DOCUMENTS. The Agent shall not be under a duty to examine into or pass upon the validity, effectiveness, genuineness or value of this credit agreement, the Notes, any other Related Writing furnished pursuant hereto or in connection herewith or the value of any collateral obtained hereunder, and the Agent shall be entitled to assume that the same are valid, effective and genuine and what they purport to be.

         SECTION 11.5. AGENT AND AFFILIATES. With respect to the loans made hereunder, the Agent shall have the same rights and powers hereunder as any other Bank and may exercise the same as though it were not the Agent, and the Agent and its affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or affiliate of the Borrower.

         SECTION 11.6. KNOWLEDGE OF DEFAULT. It is expressly understood and agreed that the Agent shall be entitled to assume that no Possible Default has occurred and is continuing, unless the Agent has been notified by a Bank in writing that such Bank considers that a Possible Default has occurred and is continuing and specifying the nature thereof.

         SECTION 11.7. ACTION BY AGENT. So long as the Agent shall be entitled, pursuant to Section 11.6 hereof, to assume that no Possible Default shall have occurred and be continuing, the Agent shall be entitled to use its discretion with respect to exercising or refraining from exercising any rights which may be vested in it by, or with respect to taking or refraining from taking any action or actions which it may be able to take under or in respect of, this credit agreement. The Agent shall incur no liability under or in respect of this credit agreement by acting upon any notice, certificate, warranty or other paper or instrument believed by it to be genuine or authentic or to be signed by the proper party or parties, or with respect to anything which it may do or refrain from doing in the reasonable exercise of its judgment, or which may seem to it to be necessary or desirable in the premises.

         SECTION 11.8. NOTICES, DEFAULT, ETC. In the event that the Agent shall have acquired actual knowledge of any Possible Default, the Agent shall promptly notify the Banks and will take such action and assert such rights under this credit agreement as the Required Banks shall direct and the Agent shall inform the other Banks in writing of the action taken. The Agent may take such action and assert such rights as it deems to be advisable, in its discretion, for the protection of the interests of the holders of the Notes.

         SECTION 11.9. INDEMNIFICATION. The Banks agree to indemnify the Agent (to the extent not reimbursed by the Borrower), ratably according to the respective principal amounts of their Commitments from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against the Agent in its capacity as agent in any way relating to or arising out of this credit agreement or any action taken or omitted by the Agent with respect to this credit agreement, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Agent's gross negligence, willful misconduct or from any action taken or omitted by the Agent in any capacity other than as agent under this credit agreement.

         SECTION 11.10. SUCCESSOR AGENT. The Agent may resign at any time upon 10 days' notice to the Borrower and the Banks and may be removed at any time with or without cause by any two Banks. If the Agent shall resign or be removed, the Required Banks shall appoint in writing from among the Banks a different Bank as successor Agent, which successor Agent shall be approved in writing by the Company. Upon its appointment and approval, the successor Agent shall succeed to all the rights, powers and duties as Agent without any further action. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this Section shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

                           ARTICLE XII. MISCELLANEOUS

         SECTION 12.1. BANKS' INDEPENDENT INVESTIGATION. Each Bank by its signature to this credit agreement acknowledges and agrees that the Agent has made no representation or warranty, express or implied, with respect to the creditworthiness, financial condition, or any other condition of Borrower or any Subsidiary or with respect to the statements contained in any information memorandum furnished in connection herewith or in any other oral or written communication between the Agent and such Bank. Each Bank represents that it has made and shall continue to make its own independent investigation of the creditworthiness, financial condition and affairs of Borrower and any Subsidiary in connection with the extension of credit hereunder, and agrees that the Agent has no duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or other information with respect thereto (other than such notices as may be expressly required to be given by Agent to the Banks hereunder), whether coming into its possession before the granting of the first Loans or at any time or times thereafter.

         SECTION 12.2. NO WAIVER; CUMULATIVE REMEDIES. No omission or course of dealing on the part of Agent, any Bank or the holder of any Note in exercising any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy hereunder. The remedies herein provided are cumulative and in addition to any other rights, powers or privileges held by operation of law, by contract or otherwise.

         SECTION 12.3. AMENDMENTS, CONSENTS. No amendment, modification, termination, or waiver of any provision of this credit agreement or of the Notes nor consent to any variance therefrom, shall be effective unless the same shall be in writing and signed by the Required Banks (and to the extent any rights or duties of the Agent may be affected thereby, the Agent) and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. Unanimous consent of the Banks shall be required with respect to (i) the extension of maturity of the Notes, or the payment date of interest thereunder, (ii) any reduction in the rate of interest on the Notes, or in any amount of principal or interest due on any Syndicated Note, or any change in the manner of pro rata application of any payments made by Borrower to the Banks hereunder, or any change in amortization schedules, or in the manner of calculating fees or prepayment penalties, (iii) any change in any percentage voting requirement in this credit agreement, (iv) any extension of the Commitment Period, (v) any change in the facility fees hereunder, or (vi) any increase in the amount of the Commitments. Notice of amendments or consents ratified by the Banks hereunder shall immediately be forwarded by Borrower to all Banks. Each Bank or other holder of a Note shall be bound by any amendment, waiver or consent obtained as authorized by this section, regardless of its failure to agree hereto.

         SECTION 12.4. NOTICES. All notices, statements, requests, demands and other communications provided for hereunder shall be in writing and, if to Borrower, mailed or delivered to it, addressed to it at the address specified on the signature pages of this credit agreement, if to a Bank, mailed or delivered to it, addressed to the address of such Bank specified on the signature pages of this credit agreement. All notices, statements, requests, demands and other communications provided for hereunder shall be deemed to be given or made when delivered or forty-eight (48) hours after being deposited in the mails with postage prepaid by registered or certified mail or delivered to a telegraph company, addressed as aforesaid, except that notices from Borrower to Agent or the Banks pursuant to any of the provisions hereof shall not be effective until received by Agent or the Banks. If any notice, statement, request, demand or other communication is sent to the applicable party by facsimile transmission it shall be deemed delivered when sent to such party at its telecopy number set forth opposite its signature below and appropriate confirmation of such notice, statement, request, demand or other communication is received from such party.

         SECTION 12.5. COSTS, EXPENSES AND TAXES, INDEMNIFICATION. Borrower agrees to pay on demand the following costs and expenses: (i) any expenses incurred by Agent in connection with the preparation of this credit agreement and any Related Writings, (ii) administration and out-of-pocket expenses of Agent in connection with the administration of this credit agreement, the Notes, the collection and disbursement of all funds hereunder and the other instruments and documents to be delivered hereunder, (iii) extraordinary expenses of Agent in connection with the administration of this credit agreement, the Notes and the other instruments and documents to be delivered hereunder, (iv) the reasonable fees and out-of-pocket expenses of special counsel for the Agent and for the Banks, with respect thereto and of local counsel, if any, who may be retained by said special counsel with respect thereto, and (v) all costs and expenses, including reasonable attorney's fees of the Agent and the Banks, in connection with the restructuring or enforcement of this credit agreement or any Related Writing. In addition, Borrower shall pay any and all stamp and other taxes and fees payable or determined to be payable in connection with the execution and delivery of this credit agreement or the Notes, and the other instruments and documents to be delivered hereunder, and agrees to save Agent and each Bank harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees. The Borrower further agrees to indemnify and hold harmless the Agent and each Bank from and against any and all liabilities, loss, damage, costs and expenses of any kind (including reasonable fees and disbursements of special counsel for the Banks) which may be incurred relating to or arising out of this credit agreement, any Note or the use of the proceeds of any Loan, except to the extent caused by the gross negligence or willful misconduct of the party seeking indemnity.

         SECTION 12.6. CAPITAL ADEQUACY. If any Bank shall have determined, after the date hereof, that the adoption of any applicable law, rule, regulation or guideline regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its lending office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital (or the capital of its holding company) as a consequence of its obligations hereunder to a level below that which such Bank (or its holding company) could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies or the policies of its holding company with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within 15 days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank (or its holding company) for such reduction. Each Bank will designate a different lending office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this section and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods. Failure on the part of any Bank to demand compensation for any reduction in return on capital with respect to any period shall not constitute a waiver of such Bank's rights to demand compensation for any reduction in return on capital in such period or in any other period. The protection of this section shall be available to each Bank regardless of any possible contention of the invalidity or inapplicability of the law, regulation or other condition which shall have been imposed.

         SECTION 12.7. OBLIGATIONS SEVERAL; NO FIDUCIARY OBLIGATIONS. The obligations of the Banks hereunder are several and not joint. Nothing contained in this credit agreement and no action taken by Agent or the Banks pursuant hereto shall be deemed to constitute the Banks a partnership, association, joint venture or other entity. No default by any Bank hereunder shall excuse the other Banks from any obligation under this credit agreement; but no Bank shall have or acquire any additional obligation of any kind by reason of such default. The relationship among Borrower and the Banks with respect to this credit agreement, any Note and any Related Writing is and shall be solely that of debtor and creditor, respectively, and no Bank has any fiduciary obligation toward Borrower with respect to any such documents or the transactions contemplated thereby.

         SECTION 12.8. EXECUTION IN COUNTERPARTS. This credit agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement.

         SECTION 12.9. BINDING EFFECT; ASSIGNMENT; PARTICIPATION. This credit agreement shall become effective when it shall have been executed by Borrower, Agent and by each Bank and thereafter shall be binding upon and inure to the benefit of Borrower and each of the Banks and their respective successors and assigns, except that Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of all of the Banks. No Person, other than the Banks, shall have or acquire any obligation to grant Borrower any loans hereunder.

         Each Bank may assign all or a portion of such Bank's rights and obligations under this credit agreement to one or more banks or financial institutions, provided, that (i) the prior written consent of Borrower and Agent shall be required prior to any such assignment (other than to an affiliate of any Bank), which consent shall not be unreasonably withheld, (ii) such assignment is in an amount equal to at least $5,000,000 and does not exceed fifty percent (50%) of such Bank's Commitment, and (iii) the assigning Bank shall pay to Agent an assignment fee of $3,000. Upon the acceptance of such assignment by Borrower and Agent, the assignee thereunder shall be a party hereto and have the rights and obligations of a Bank hereunder, and the assigning Bank shall, to the extent that rights and obligations hereunder have been assigned by it, relinquish its rights and be released from its obligations under this credit agreement.

         Each Bank may sell participations to one or more banks or other entities in or to all or a portion of its rights and obligations under this credit agreement (including, without limitation, all or a portion of its Commitment, the Loans owing to it and the Note or Notes held by it);
PROVIDED, however, that (i) such Bank's obligations under this credit agreement (including, without limitation, its Commitment to Borrower hereunder) shall remain unchanged, (ii) such Bank shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) such Bank shall remain the holder of any such Note for all purposes of this credit agreement, (iv) Borrower, Agent, and the other Banks shall continue to deal solely and directly with such Bank in connection with such Bank's rights and obligations under this credit agreement, and (v) with respect to changes in this credit agreement, the Notes or any other Related Writing, the written consent of any participant under the applicable participation agreement shall be limited solely to (x) the extension of maturity of any Note or the payment date of interest thereunder, (y) any reduction in the rate of interest on any Note, or in any amount of principal or interest due on any Note, and (z) any change in the manner of calculating any fees under the credit agreement.

         Agent and Borrower may, for all purposes of this credit agreement, treat any Bank as the holder of any Note drawn to its order (and owner of the Loans evidenced thereby) until written notice of assignment or transfer shall have been received and approved by them.

         Notwithstanding any other provision in this credit agreement, any Bank may assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral to secure any obligation of the Bank to such Federal Reserve Bank. Such assignment may be made at any time without notice or other obligation with respect to the assignment. No such assignment shall release the assigning Bank from its obligations hereunder.

         SECTION 12.10. GOVERNING LAW. This credit agreement, each of the Notes and any Related Writing shall be governed by and construed in accordance with the laws of the State of Ohio, without regard to the principles of conflict of laws and the respective rights and obligations of Borrower and the Banks shall be governed by Ohio law.

         SECTION 12.11. SEVERABILITY OF PROVISIONS; CAPTIONS. Any provision of this credit agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof or affecting the validity or enforceability of such provision in any other jurisdiction. The several captions to sections and subsections herein are inserted for convenience only and shall be ignored in interpreting the provisions of this credit agreement.

         SECTION 12.12. PURPOSE. Each of the Banks represents and warrants to Borrower that it is entering into this credit agreement with the present intention of acquiring any Note issued pursuant hereto solely in connection with such Bank's commercial lending activities and not for the purpose of distribution or resale, it being understood, however, that each Bank shall at all times retain full control over the disposition of its assets.

         SECTION 12.13. ENTIRE AGREEMENT. This credit agreement, any Note and any other agreement, document or instrument attached hereto or referred to herein or executed on or as of the date hereof integrate all the terms and conditions mentioned herein or incidental hereto and supersede all oral representations and negotiations and prior writings with respect to the subject matter hereof.

         SECTION 12.14. PRIOR AGREEMENT SUPERSEDED. Borrower and each Bank acknowledge and agree that this credit agreement shall supersede and replace the Credit Agreement by and between Borrower and Society National Bank, First National Bank of Ohio and Union Bank of Switzerland dated as of June 30, 1993, as amended (the "Prior Agreement"), and that Borrower shall have no further rights to borrow and the foregoing Banks shall have no further obligations to lend under the Prior Agreement. On the Effective Date, Borrower shall repay the outstanding principal balance of each Note (as defined in the Prior Agreement), and all unpaid interest accrued thereon, executed and delivered by Borrower pursuant to the Prior Agreement and shall pay all costs and expenses due the Banks under the terms of the Prior Agreement.

         SECTION 12.15. JURY TRIAL WAIVER. BORROWER AND EACH OF THE BANKS WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, AMONG BORROWER AND THE BANKS, OR ANY THEREOF, ARISING OUT OF, IN CONNECTION WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS CREDIT AGREEMENT OR ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT EXECUTED OR DELIVERED IN CONNECTION HEREWITH OR THE TRANSACTIONS RELATED THERETO. THIS WAIVER SHALL NOT IN ANY WAY AFFECT, WAIVE, LIMIT, AMEND OR MODIFY ANY BANK'S ABILITY TO PURSUE REMEDIES PURSUANT TO ANY CONFESSION OF JUDGMENT OR COGNOVIT PROVISION CONTAINED IN ANY NOTE OR OTHER INSTRUMENT, DOCUMENT OR AGREEMENT AMONG BORROWER AND THE BANKS, OR ANY THEREOF.

Address:         3550 West Market Street            A. SCHULMAN, INC.
                 Akron, Ohio 44333

                                                    By: R. A. Stefanko
                                                        ------------------------

Telecopy No. (216) 668-7204                         Title: Exec. Vice Pres.
                                                           ---------------------


Address:         127 Public Square                  SOCIETY NATIONAL BANK,
                 Cleveland, Ohio 44114              individually and as Agent

                                                    By: Lamar C. Ratcliffe, Jr.
                                                        -----------------------

Telecopy No. (216) 689-4981                         Title: Vice President
                                                           --------------------


Address:         106 South Main Street              FIRST NATIONAL BANK OF OHIO
                 Akron, Ohio 44308


                                                    By: Dale R. Dubaskas

Telecopy No. (216) 996-8130                         Title: Vice President

Address:         30 South Wacker Drive              UNION BANK OF SWITZERLAND

                 Chicago, Illinois 60606            By: Steven M. Dadmun
                                                        ------------------------

Telecopy No. (312) 993-5530                         Title: Vice President
                                                           ---------------------

                                                    By: Eric P. Weinheimer
                                                        ------------------------

                                                    Title: Lending Officer
                                                           ---------------------

Address:         One First National Plaza           THE FIRST NATIONAL BANK OF
                 Suite 0634, 1-10                       CHICAGO
                 Chicago, Illinois 60670            By: Marguerite Canestraro
                 Attention:  Ernest M. Misora           ------------------------

Telecopy No. (312) 732-4840                         Title: Attorney In fact
                                                           ---------------------


                                    ANNEX A


Name                      Maximum Amount                 Percentage
- ----                      --------------                 ----------
SOCIETY NATIONAL BANK     $35,000,000                       46.7%

FIRST NATIONAL BANK OF
 OHIO                     $15,000,000                       20%

UNION BANK OF
 SWITZERLAND              $15,000,000                       20%

THE FIRST NATIONAL
BANK OF CHICAGO           $10,000,000                       13.3%